Exhibit 4.3

ENTERPRISE PRODUCTS OPERATING LLC

AS ISSUER,

ENTERPRISE PRODUCTS PARTNERS L.P.

AS PARENT GUARANTOR,

and

WELLS FARGO BANK,

NATIONAL ASSOCIATION,

AS TRUSTEE

TWENTY-NINTH SUPPLEMENTAL INDENTURE

Dated as of August 16, 2017

to

Indenture dated as of October 4, 2004

4.875% Junior Subordinated Notes D due August 16, 2077

5.250% Junior Subordinated Notes E due August 16, 2077

TABLE OF CONTENTS

		Page
Article I
DEFINITIONS

Section 1.01	Definition of Terms	2
Section 1.02	Rules of Construction	12

Article II
GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01	Designation and Principal Amount	12
Section 2.02	Maturity	13
Section 2.03	Form	13
Section 2.04	Registrar and Paying Agent	14
Section 2.05	Transfer and Exchange	14
Section 2.06	Interest Rates and Payment of Principal and Interest of Non-Call 5 Notes	14
Section 2.07	Interest Rates and Payment of Principal and Interest of Non-Call 10 Notes	16

Article III
REDEMPTION OF THE NOTES

Section 3.01	Optional Redemption of the Non-Call 5 Notes	18
Section 3.02	Optional Redemption of the Non-Call 10 Notes	18

Article IV
DEFERRAL OF INTEREST

Section 4.01	Non-Call 5 Notes Optional Deferral	19
Section 4.02	Non-Call 10 Notes Optional Deferral	20
Section 4.03	Notice of Non-Call 5 Optional Deferrals	21
Section 4.04	Notice of Non-Call 10 Optional Deferrals	21

Article V
CERTAIN COVENANTS

Section 5.01	Covenants in Indenture for Non-Call 5 Notes	22
Section 5.02	Covenants in Indenture for Non-Call 10 Notes	23

Article VI
SUBORDINATION OF THE NON-CALL 5 NOTES AND THE NON-CALL 5 NOTES GUARANTEE

Section 6.01	Subordination of the Non-Call 5 Notes	24
Section 6.02	Subordination of the Non-Call 5 Notes Guarantee	24
Section 6.03	Amendment and Restatement of Certain Subordination Provisions	25

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Article VII
SUBORDINATION OF THE NON-CALL 10 NOTES AND THE NON-CALL 10 NOTES GUARANTEE

Section 7.01	Subordination of the Non-Call 10 Notes	28
Section 7.02	Subordination of the Non-Call 10 Notes Guarantee	29
Section 7.03	Amendment and Restatement of Certain Subordination Provisions	29

Article VIII
GUARANTEE OF THE NOTES

Section 8.01	Guarantee of the Notes	33

Article IX
APPLICABILITY OF DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01	Applicability of Defeasance and Covenant Defeasance with Respect to the Non-Call 5 Notes	33
Section 9.02	Applicability of Defeasance and Covenant Defeasance with Respect to the Non-Call 10 Notes	33

Article X
EVENTS OF DEFAULT AND REMEDIES OF THE TRUSTEE AND HOLDERS OF NOTES

Section 10.01	Amendment and Restatement of Events of Default Provisions with Respect to Non-Call 5 Notes	34
Section 10.02	Amendment and Restatement of Events of Default Provisions with Respect to Non-Call 10 Notes	36

Article XI
MISCELLANEOUS PROVISIONS

Section 11.01	Ratification of Original Indenture and Tenth Supplemental Indenture	37
Section 11.02	No Recourse to General Partner	37
Section 11.03	Separateness	38
Section 11.04	Treatment of the Notes	38
Section 11.05	Table of Contents, Headings, etc	38
Section 11.06	Separability	38
Section 11.07	Counterpart Originals	39
Section 11.08	Governing Law	39
Section 11.09	Certain Trustee Matters	39

Exhibit A	Form of the Non-Call 5 Notes
Exhibit B	Form of the Non-Call 10 Notes

ii

THIS TWENTY-NINTH SUPPLEMENTAL INDENTURE dated as of August 16, 2017 (this “Twenty-Ninth Supplemental Indenture”) is among Enterprise Products Operating LLC, a Texas limited liability company (the “Issuer”), Enterprise Products Partners L.P., a Delaware limited partnership (the “Parent Guarantor”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, Enterprise Products Operating L.P. (the “Original Issuer”) and the Parent Guarantor have executed and delivered to the Trustee an Indenture, dated as of October 4, 2004 (the “Original Indenture”), providing for the issuance by the Original Issuer from time to time of its debentures, notes, bonds or other evidences of indebtedness, issued and to be issued in one or more series unlimited as to principal amount, and the Guarantee by each Guarantor of the Debt Securities; and

WHEREAS, the Original Issuer, the Issuer and the Parent Guarantor have executed and delivered to the Trustee a Tenth Supplemental Indenture, dated as of June 30, 2007 (the “Tenth Supplemental Indenture”), to the Original Indenture, whereby the Issuer assumed the obligations of the Original Issuer under the Original Indenture and the Debt Securities issued thereunder; and

WHEREAS, the Issuer has duly authorized and now desires to cause to be issued pursuant to Sections 2.01 and 2.03 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, two new series of Debt Securities, the Non-Call 5 Notes and the Non-Call 10 Notes (each as defined below and collectively, the “Notes”), designated as set forth in this Twenty-Ninth Supplemental Indenture, which Notes of each series shall be guaranteed by the Parent Guarantor on a subordinated basis as provided in Article XIV of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, the Issuer and the Parent Guarantor have requested that the Trustee join in the execution of this Twenty-Ninth Supplemental Indenture to establish the form and terms of the Notes of each series; and

WHEREAS, the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and this Twenty-Ninth Supplemental Indenture and as it may be further amended and supplemented from time to time in relation to either series of Notes, shall be referred to herein as the “Indenture”; and

WHEREAS, all things necessary have been done to make to make (i) this Twenty-Ninth Supplemental Indenture a valid and legally binding agreement of the Issuer and the Parent Guarantor, (ii) the Notes of each series, when executed and delivered by the Issuer and authenticated by the Trustee, the valid and legally binding obligations of the Issuer and (iii) the guarantees of such duly issued Notes by the Parent Guarantor the valid and legally binding obligations of the Parent Guarantor;

NOW, THEREFORE, the Issuer, the Parent Guarantor and the Trustee hereby agree that the following provisions shall supplement the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture:

Article I

DEFINITIONS

Section 1.01    Definition of Terms.

Unless the context otherwise requires:

(a)    a term defined in the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, has the same meaning when used in this Twenty-Ninth Supplemental Indenture; provided, however, that, where a term is defined in both this Twenty-Ninth Supplemental Indenture and in the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, the meaning given to such term in this Twenty-Ninth Supplemental Indenture shall control for purposes of this Twenty-Ninth Supplemental Indenture and with respect to the Notes, but shall not control with respect to any other series of Debt Securities issued pursuant to the Original Indenture;

(b)    a term defined anywhere in this Twenty-Ninth Supplemental Indenture has the same meaning throughout this Twenty-Ninth Supplemental Indenture and with respect to the Notes, but shall not affect any other series of Debt Securities issued pursuant to the Original Indenture;

(c)    any term used herein that is defined in the TIA, either directly or by reference therein, has the meanings ascribed to it therein; and

(d)    the following terms have the following respective meanings:

“Administrative Action” means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any private letter ruling, technical advice memorandum or other similar pronouncement and any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation.

“Bankruptcy Event” means, with respect to any Person, that (i) such Person, pursuant to or within the meaning of any Bankruptcy Law, (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors; or (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against such Person as debtor in an involuntary case; (B) appoints a Custodian of such Person or a Custodian for all or substantially all of the property of such Person; or (C) orders the liquidation of such Person, and, in the case of clauses (ii)(A) through (ii)(C), the order or decree remains unstayed and in effect for 60 days.

“Book-Entry Notes” has the meaning set forth in Section 2.03.

“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Trustee’s corporate trust office specified in Section 2.04 is closed for business.

“Calculation Agent” means Wells Fargo Bank, National Association or its successor appointed by the Issuer, acting as calculation agent.

“Default,” with respect to the Non-Call 5 Notes, has the meaning set forth in Section 10.01 and, with respect to the Non-Call 10 Notes, has the meaning set forth in Section 10.02.

“Designated Corporate Trust Address” means the address of the corporate trust office of the Trustee designated in or pursuant to Section 1303 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, which currently is Wells Fargo Bank, National Association, Corporate, Municipal, and Escrow Services, 750 N. Saint Paul Place, Suite 1750, MAC T9263-170, Dallas, TX 75201.

“Designated Senior Indebtedness” means (i) any Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100 million and (ii) any issue of Senior Indebtedness designated by the Issuer or the Parent Guarantor at the time of its issuance as Designated Senior Indebtedness.

“DTC” means The Depository Trust Company, New York, New York, or any successor thereto.

“Existing Subordinated Notes” means the Issuer’s Junior Subordinated Notes A, fixed/variable-rate, due August 2066, Junior Subordinated Notes C, fixed/variable-rate, due June 2067 and Junior Subordinated Notes B, fixed/variable-rate, due January 2068.

“Indenture” has the meaning set forth in the recitals of this Twenty-Ninth Supplemental Indenture.

“Issuer” means the Person named as the “Issuer” in the preamble of this Twenty-Ninth Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Issuer” shall mean such successor Person.

“LIBOR Business Day” means any Business Day on which dealings in deposits in U.S. dollars are transacted in the London Inter-Bank Market.

“Non-Call 5 Notes” means the 4.875% Junior Subordinated Notes D due August 16, 2077.

“Non-Call 5 Notes Additional Interest” means, collectively, Non-Call 5 Notes Current Interest and Non-Call 5 Notes Deferred Interest.

“Non-Call 5 Notes Current Interest” means, on or prior to a Non-Call 5 Notes Interest Payment Date, interest accrued on the principal amount of the Non-Call 5 Notes at the Non-Call 5 Notes Fixed Rate or the Non-Call 5 Notes Floating Rate, as the case may be, since the immediately preceding Non-Call 5 Notes Interest Payment Date. For the avoidance of doubt, Non-Call 5 Notes Current Interest shall not include Non-Call 5 Notes Deferred Interest.

“Non-Call 5 Notes Deferred Interest” means (i) interest the payment of which has been deferred pursuant to Section 4.01 plus (ii) all interest accrued thereon since the due date thereof in accordance with Sections 2.06(a), 2.06(b) and 2.06(e).

“Non-Call 5 Notes Fixed Rate” means 4.875% per year.

“Non-Call 5 Notes Fixed Rate Period” means the period commencing on August 16, 2017 to, but not including, August 16, 2022 or an earlier Redemption Date.

“Non-Call 5 Notes Floating Rate” means, with respect to a Non-Call 5 Notes Quarterly Interest Period, the sum of the Non-Call 5 Notes Three-Month LIBOR Rate for such Non-Call 5 Notes Quarterly Interest Period plus 2.986%.

“Non-Call 5 Notes Floating Rate Period” means the period commencing on August 16, 2022 to, but not including, August 16, 2077 or an earlier Redemption Date.

“Non-Call 5 Notes Guarantee” means the Guarantee by the Parent Guarantor of the Issuer’s obligations under the Non-Call 5 Notes as provided in Article XIV of the Indenture and Section 8.01(a) of this Twenty-Ninth Supplemental Indenture.

“Non-Call 5 Notes Interest Payment Date” means a Non-Call 5 Notes Quarterly Interest Payment Date or a Non-Call 5 Notes Semi-Annual Interest Payment Date, as the case may be.

“Non-Call 5 Notes Interest Period” means a Non-Call 5 Notes Quarterly Interest Period or a Non-Call 5 Notes Semi-Annual Interest Period, as the case may be.

“Non-Call 5 Notes LIBOR Interest Determination Date” means, with respect to the Non-Call 5 Notes, the second LIBOR Business Day preceding each Non-Call 5 Notes LIBOR Rate Reset Date.

“Non-Call 5 Notes LIBOR Rate Reset Date” means each February 16, May 16, August 16, and November 16 during the Non-Call 5 Notes Floating Rate Period, commencing November 16, 2022; provided, however, that if any such day (other than on August 16, 2077 or an earlier Redemption Date) is not Business Day, then the Non-Call 5 Notes LIBOR Rate Reset Date shall be the next day that is a Business Day, except that if such next day that is a Business Day falls in the next succeeding calendar month, then such date shall be the immediately preceding Business Day.

“Non-Call 5 Notes Optional Deferral” has the meaning set forth in Section 4.01(a).

“Non-Call 5 Notes Optional Deferral Period” means the period of time commencing on a Non-Call 5 Notes Interest Payment Date with respect to which the Issuer has optionally deferred payment of Non-Call 5 Notes Current Interest pursuant to Section 4.01(a) and ending upon the earlier of (i) the Non-Call 5 Notes Interest Payment Date on which all Non-Call 5 Notes Deferred Interest and Non-Call 5 Notes Current Interest to, but not including, such Non-Call 5 Notes Interest Payment Date shall have been paid and (ii) the first Non-Call 5 Notes Interest Payment Date on which the Issuer shall have deferred payment of some or all of the Non-Call 5 Notes Current Interest due on a number of consecutive Non-Call 5 Notes Interest Payment Dates with respect to consecutive Non-Call 5 Notes Interest Periods that, taken together as a single period, would exceed ten (10) consecutive years.

“Non-Call 5 Notes Quarterly Interest Payment Date” means each February 16, May 16, August 16, and November 16 during the Non-Call 5 Notes Floating Rate Period, commencing November 16, 2022; provided, however, that if any such day (other than on August 16, 2077 or an earlier Redemption Date) is not Business Day, then the Non-Call 5 Notes Quarterly Interest Payment Date shall be the next day that is a Business Day, except that if such next day that is a Business Day falls in the next succeeding calendar month, then such payment shall be made on the immediately preceding Business Day.

“Non-Call 5 Notes Quarterly Interest Period” means each period commencing on a Non-Call 5 Notes Quarterly Interest Payment Date and continuing to but not including the next succeeding Non-Call 5 Notes Quarterly Interest Payment Date (except that the first Non-Call 5 Notes Quarterly Interest Period will commence on August 16, 2022).

“Non-Call 5 Notes Rating Agency Event” means a change to the methodology or criteria that were employed by an nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that publishes a rating for the Issuer for purposes of assigning equity credit to securities such as the Non-Call 5 Notes on the date of original issuance of the Non-Call 5 Notes (the “Non-Call 5 Notes current methodology”), which change either (i) shortens the period of time during which equity credit pertaining to the Non-Call 5 Notes would have been in effect had the Non-Call 5 Notes current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Non-Call 5 Notes as compared with the amount of equity credit that such rating agency had assigned to the Non-Call 5 Notes as of the date of original issuance thereof.

“Non-Call 5 Notes Regular Record Date” means, with respect to each Non-Call 5 Notes Interest Payment Date, the close of business (i) on the Business Day immediately preceding such Non-Call 5 Notes Interest Payment Date if the Non-Call 5 Notes are Book-Entry Notes or (ii) on the 15th calendar day preceding such Non-Call 5 Notes Interest Payment Date if the Non-Call 5 Notes are not Book-Entry Notes (regardless of whether such day is a Business Day).

“Non-Call 5 Notes Semi-Annual Interest Payment Date” means each February 16 and August 16 during the Non-Call 5 Notes Fixed Rate Period, commencing February 16, 2018

(or, in the case of any additional Non-Call 5 Notes issued pursuant to Section 2.01, the date set forth in the Company Order providing for the issuance of any such additional Notes); provided, however, that if any such day is not Business Day, then the Non-Call 5 Notes Semi-Annual Interest Payment Date shall be the next succeeding Business Day.

“Non-Call 5 Notes Semi-Annual Interest Period” means each period commencing on a Non-Call 5 Notes Semi-Annual Interest Payment Date and continuing to, but not including, the next succeeding Non-Call 5 Notes Semi-Annual Interest Payment Date (except that the first Non-Call 5 Notes Semi-Annual Interest Period will commence on August 16, 2017).

“Non-Call 5 Notes Tax Event” means the receipt by the Issuer of an opinion of counsel experienced in tax matters to the effect that, as a result of any (i) amendment to, clarification of or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities of or in the United States, or any regulations under those laws and treaties, that is effective on or after the date of issuance of the Non-Call 5 Notes, (ii) an Administrative Action, (iii) any amendment to, clarification of, or change in the official position or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to an Administrative Action that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, or (iv) a threatened challenge asserted in writing in connection with an audit of the Issuer or any of the Issuer’s subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Non-Call 5 Notes, in each case of clauses (i), (ii), (iii) and (iv), that occurs on or after the date of issuance of the Non-Call 5 Notes, there is more than an insubstantial risk that interest payable by the Issuer on the Non-Call 5 Notes is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the Issuer for U.S. federal income tax purposes.

“Non-Call 5 Notes Three-Month LIBOR Rate” means, for each Non-Call 5 Notes Quarterly Interest Period, the rate (expressed as a percentage per year) for deposits in U.S. dollars having a three-month maturity that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the Non-Call 5 Notes LIBOR Interest Determination Date. If such rate does not appear on Reuters Page LIBOR01 on the Non-Call 5 Notes LIBOR Interest Determination Date, the Calculation Agent shall request that the principal London offices of four major reference banks in the London Inter-Bank Market provide the Calculation Agent with their offered quotations for deposits in U.S. dollars in a principal amount of not less than $1,000,000 for the period of three months, commencing on the Non-Call 5 Notes LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that Non-Call 5 Notes LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Non-Call 5 Notes Three-Month LIBOR Rate will be the average

(rounded, if necessary, to the nearest one-hundredth (0.01) of a percent) of such quotations. If fewer than two quotations are provided, then the Non-Call 5 Notes Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., Eastern time, on the Non-Call 5 Notes LIBOR Interest Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount of not less than $1,000,000. If the banks selected by the Calculation Agent are not providing quotations in the manner described herein, the rate for Non-Call 5 Notes Quarterly Interest Period following the Non-Call 5 Notes LIBOR Interest Determination Date will be the rate in effect on that Non-Call 5 Notes LIBOR Interest Determination Date.

“Non-Call 10 Notes” means the 5.250% Junior Subordinated Notes E due August 16, 2077.

“Non-Call 10 Notes Additional Interest” means, collectively, Non-Call 10 Notes Current Interest and Non-Call 10 Notes Deferred Interest.

“Non-Call 10 Notes Current Interest” means, on or prior to a Non-Call 10 Notes Interest Payment Date, interest accrued on the principal amount of the Non-Call 10 Notes at the Non-Call 10 Notes Fixed Rate or the Non-Call 10 Notes Floating Rate, as the case may be, since the immediately preceding Non-Call 10 Notes Interest Payment Date. For the avoidance of doubt, Non-Call 10 Notes Current Interest shall not include Non-Call 10 Notes Deferred Interest.

“Non-Call 10 Notes Deferred Interest” means (i) interest the payment of which has been deferred pursuant to Section 4.02 plus (ii) all interest accrued thereon since the due date thereof in accordance with Sections 2.07(a), 2.07(b) and 2.07(e).

“Non-Call 10 Notes Fixed Rate” means 5.250% per year.

“Non-Call 10 Notes Fixed Rate Period” means the period commencing on August 16, 2017 to, but not including, August 16, 2027 or an earlier Redemption Date.

“Non-Call 10 Notes Floating Rate” means, with respect to a Non-Call 10 Notes Quarterly Interest Period, the sum of the Non-Call 10 Notes Three-Month LIBOR Rate for such Non-Call 10 Notes Quarterly Interest Period plus 3.033%.

“Non-Call 10 Notes Floating Rate Period” means the period commencing on August 16, 2027 to, but not including, August 16, 2077 or an earlier Redemption Date.

“Non-Call 10 Notes Guarantee” means the Guarantee by the Parent Guarantor of the Issuer’s obligations under the Non-Call 10 Notes as provided in Article XIV of the Indenture and Section 8.01(b) of this Twenty-Ninth Supplemental Indenture.

“Non-Call 10 Notes Interest Payment Date” means a Non-Call 10 Notes Quarterly Interest Payment Date or a Non-Call 10 Notes Semi-Annual Interest Payment Date, as the case may be.

“Non-Call 10 Notes Interest Period” means a Non-Call 10 Notes Quarterly Interest Period or a Non-Call 10 Notes Semi-Annual Interest Period, as the case may be.

“Non-Call 10 Notes LIBOR Interest Determination Date” means, with respect to the Non-Call 10 Notes, the second LIBOR Business Day preceding each Non-Call 10 Notes LIBOR Rate Reset Date.

“Non-Call 10 Notes LIBOR Rate Reset Date” means each February 16, May 16, August 16, and November 16 during the Non-Call 10 Notes Floating Rate Period, commencing November 16, 2027; provided, however, that if any such day (other than on August 16, 2077 or an earlier Redemption Date) is not Business Day, then the Non-Call 10 Notes LIBOR Rate Reset Date shall be the next day that is a Business Day, except that if such next day that is a Business Day falls in the next succeeding calendar month, then such date shall be the immediately preceding Business Day.

“Non-Call 10 Notes Optional Deferral” has the meaning set forth in Section 4.02(a).

“Non-Call 10 Notes Optional Deferral Period” means the period of time commencing on a Non-Call 10 Notes Interest Payment Date with respect to which the Issuer has optionally deferred payment of Non-Call 10 Notes Current Interest pursuant to Section 4.02(a) and ending upon the earlier of (i) the Non-Call 10 Notes Interest Payment Date on which all Non-Call 10 Notes Deferred Interest and Non-Call 10 Notes Current Interest to, but not including, such Non-Call 10 Notes Interest Payment Date shall have been paid and (ii) the first Non-Call 10 Notes Interest Payment Date on which the Issuer shall have deferred payment of some or all of the Non-Call 10 Notes Current Interest due on a number of consecutive Non-Call 10 Notes Interest Payment Dates with respect to consecutive Non-Call 10 Notes Interest Periods that, taken together as a single period, would exceed ten (10) consecutive years.

“Non-Call 10 Notes Quarterly Interest Payment Date” means each February 16, May 16, August 16, and November 16 during the Non-Call 10 Notes Floating Rate Period, commencing November 16, 2027; provided, however, that if any such day (other than on August 16, 2077 or an earlier Redemption Date) is not Business Day, then the Non-Call 10 Notes Quarterly Interest Payment Date shall be the next day that is a Business Day, except that if such next day that is a Business Day falls in the next succeeding calendar month, then such payment shall be made on the immediately preceding Business Day.

“Non-Call 10 Notes Quarterly Interest Period” means each period commencing on a Non-Call 10 Notes Quarterly Interest Payment Date and continuing to but not including the next succeeding Non-Call 10 Notes Quarterly Interest Payment Date (except that the first Non-Call 10 Notes Quarterly Interest Period will commence on August 16, 2027).

“Non-Call 10 Notes Rating Agency Event” means a change to the methodology or criteria that were employed by a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act that publishes a rating for the

Issuer for purposes of assigning equity credit to securities such as the Non-Call 10 Notes on the date of original issuance of the Non-Call 10 Notes (the “Non-Call 10 Notes current methodology”), which change either (i) shortens the period of time during which equity credit pertaining to the Non-Call 10 Notes would have been in effect had the Non-Call 10 Notes current methodology not been changed or (ii) reduces the amount of equity credit assigned to the Non-Call 10 Notes as compared with the amount of equity credit that such rating agency had assigned to the Non-Call 10 Notes as of the date of original issuance thereof.

“Non-Call 10 Notes Regular Record Date” means, with respect to each Non-Call 10 Notes Interest Payment Date, the close of business (i) on the Business Day immediately preceding such Non-Call 10 Notes Interest Payment Date if the Non-Call 10 Notes are Book-Entry Notes or (ii) on the 15th calendar day preceding such Non-Call 10 Notes Interest Payment Date if the Non-Call 10 Notes are not Book-Entry Notes (regardless of whether such day is a Business Day).

“Non-Call 10 Notes Semi-Annual Interest Payment Date” means each February 16 and August 16 during the Non-Call 10 Notes Fixed Rate Period, commencing February 16, 2018 (or, in the case of any additional Non-Call 10 Notes issued pursuant to Section 2.01, the date set forth in the Company Order providing for the issuance of any such additional Notes); provided, however, that if any such day is not Business Day, then the Non-Call 10 Notes Semi-Annual Interest Payment Date shall be the next succeeding Business Day.

“Non-Call 10 Notes Semi-Annual Interest Period” means each period commencing on a Non-Call 10 Notes Semi-Annual Interest Payment Date and continuing to, but not including, the next succeeding Non-Call 10 Notes Semi-Annual Interest Payment Date (except that the first Non-Call 10 Notes Semi-Annual Interest Period will commence on August 16, 2017).

“Non-Call 10 Notes Tax Event” means the receipt by the Issuer of an opinion of counsel experienced in tax matters to the effect that, as a result of any (i) amendment to, clarification of or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities of or in the United States, or any regulations under those laws and treaties, that is effective on or after the date of issuance of the Non-Call 10 Notes, (ii) an Administrative Action, (iii) any amendment to, clarification of, or change in the official position or the interpretation of any Administrative Action or any interpretation or pronouncement that provides for a position with respect to an Administrative Action that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known, or (iv) a threatened challenge asserted in writing in connection with an audit of the Issuer or any of the Issuer’s subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Non-Call 10 Notes, in each case of clauses (i), (ii), (iii) and (iv), that occurs on or after the date of issuance of the Non-Call 10 Notes, there is more than an insubstantial risk that interest payable by the Issuer on the Non-Call 10 Notes is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the Issuer for U.S. federal income tax purposes.

“Non-Call 10 Notes Three-Month LIBOR Rate” means, for each Non-Call 10 Notes Quarterly Interest Period, the rate (expressed as a percentage per year) for deposits in U.S. dollars having a three-month maturity that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the Non-Call 10 Notes LIBOR Interest Determination Date. If such rate does not appear on Reuters Page LIBOR01 on the Non-Call 10 Notes LIBOR Interest Determination Date, the Calculation Agent shall request that the principal London offices of four major reference banks in the London Inter-Bank Market provide the Calculation Agent with their offered quotations for deposits in U.S. dollars in a principal amount of not less than $1,000,000 for the period of three months, commencing on the Non-Call 10 Notes LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that Non-Call 10 Notes LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Non-Call 10 Notes Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one-hundredth (0.01) of a percent) of such quotations. If fewer than two quotations are provided, then the Non-Call 10 Notes Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., Eastern time, on the Non-Call 10 Notes LIBOR Interest Determination Date by three major banks in New York City selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount of not less than $1,000,000. If the banks selected by the Calculation Agent are not providing quotations in the manner described herein, the rate for Non-Call 10 Notes Quarterly Interest Period following the Non-Call 10 Notes LIBOR Interest Determination Date will be the rate in effect on that Non-Call 10 Notes LIBOR Interest Determination Date.

“Notes” has the meaning set forth in the recitals of this Twenty-Ninth Supplemental Indenture.

“Original Indenture” has the meaning set forth in the recitals of this Twenty-Ninth Supplemental Indenture.

“Original Issuer” has the meaning set forth in the recitals of this Twenty-Ninth Supplemental Indenture.

“Parent Guarantor” means the Person named as the “Parent Guarantor” in the preamble of this Twenty-Ninth Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Parent Guarantor” shall mean such successor Person.

“Reuters Page LIBOR01” means the display designated as Reuters LIBOR01 on the Reuters service (or such other page as may replace the Reuters Page LIBOR01 on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

“Senior Indebtedness” means, with respect to any Person, the principal of, any interest and premium, if any, on, and any other payments in respect of any of the following, whether currently outstanding or hereafter created or incurred: (i)(A) indebtedness of such Person for borrowed money; (B) indebtedness of such Person evidenced by securities, bonds, notes and debentures, including any of the same that are subordinated in right of payment (other than the Notes of each series), issued under credit agreements, indentures or other similar instruments (other than this Twenty-Ninth Supplemental Indenture), and other similar instruments; (C) obligations of such Person arising from or with respect to guarantees and direct credit substitutes, other than, in the case of the Parent Guarantor, the Parent Guarantor’s obligations under the Guarantee with respect to the Notes of either series; (D) obligations of such Person arising from or with respect to hedges and derivative products (including, but not limited to, interest rate, commodity and foreign exchange contracts); (E) capitalized lease obligations of such Person; (F) all of the obligations of such Person arising from or with respect to any letter of credit, banker’s acceptance, security purchase facility, cash management arrangements or similar credit transactions; (G) operating leases of such Person (but only to the extent the terms of such leases expressly provide that the same constitute “Senior Indebtedness”); and (H) guarantees by such Person of any indebtedness or obligations of others of the types described in clauses (A) through (G) immediately above, other than, in the case of the Parent Guarantor, the Guarantee with respect to the Notes of either series, and (ii) any modifications, refundings, deferrals, renewals, or extensions of any of the foregoing or any other evidence of indebtedness issued in exchange therefor; provided, however, that Senior Indebtedness shall not include the obligations of such Person in respect of: (1) trade accounts payable of such Person; (2) any indebtedness incurred by such Person for the purchase of goods or materials or for services obtained in the ordinary course of business to the extent that the same is incurred from, and owed to, the vendor of such goods or materials or the provider of such services; (3) any indebtedness of such Person that by the terms of the instrument creating or evidencing it is expressly made equal in rank and payment with or subordinated to the Notes or the Guarantee with respect to the Notes of either series, as the case may be; (4) indebtedness owed by such Person to its Subsidiaries; and (5) in the case of the Issuer, the Existing Subordinated Notes and, in the case of the Parent Guarantor, the Parent Guarantor’s guarantee of the Existing Subordinated Notes.

“Tenth Supplemental Indenture” has the meaning set forth in the recitals of this Twenty-Ninth Supplemental Indenture.

“Twenty-Ninth Supplemental Indenture” has the meaning set forth in the recitals of this Twenty-Ninth Supplemental Indenture.

“Trustee” means the Person named as the “Trustee” in the preamble of this Twenty-Ninth Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Person.

“Twenty-Ninth Supplemental Indenture” has the meaning set forth in the preamble hereto.

Section 1.02    Rules of Construction.

In addition to the Rules of Construction under Section 1.04 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, the following provisions also shall be applied wherever appropriate herein:

(a)    any references herein to a particular Section, Article, or Exhibit means a Section or Article of, or an Exhibit to, this Twenty-Ninth Supplemental Indenture, unless otherwise expressly stated herein; and

(b)    the Exhibits attached hereto are incorporated herein by reference and shall be considered part of this Twenty-Ninth Supplemental Indenture.

Article II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01    Designation and Principal Amount.

There are hereby established two new series of Debt Securities to be issued under the Indenture, that are designated respectively as:

(a)    the “4.875% Junior Subordinated Notes D due August 16, 2077”; and

(b)    the “5.250% Junior Subordinated Notes E due August 16, 2077.”

Each series of Notes may be referred to herein as so designated or by its abbreviated name as set forth in Section 1.01. The Trustee shall initially authenticate and deliver for original issue:

(i)    the Non-Call 5 Notes in an initial aggregate principal amount of $700,000,000; and

(ii)    the Non-Call 10 Notes in an initial aggregate principal amount of $1,000,000,000,

in each case, upon delivery to the Trustee of a Company Order for the authentication and delivery of such Notes.

Notes of either series may be issued on any Business Day on or after August 16, 2017. The aggregate principal amount of each series of the Notes that may be authenticated and delivered pursuant to the Indenture is unlimited. The aggregate principal amount of each series of the Notes to be issued under the Indenture may be increased at any time, and each such series of Notes may be reopened for issuances of additional Notes of such series, upon a Company Order, without the consent of any Holder and without any further supplement or amendment to the Indenture. Each such Company Order for the issuance of additional Notes of a particular series shall specify such series of the Notes to be issued, the principal amount of the Notes of such series to be authenticated, the date on which the additional Notes of such series are to be authenticated, and the name or names of the initial Holder or Holders thereof. The Notes of each series issued on the date of this Twenty-Ninth Supplemental Indenture and any additional Notes of such series that may be issued after such date shall be part of the same series of Debt Securities for all purposes under the Indenture. The Notes of each series shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.02    Maturity.

(a)    The Stated Maturity of the principal of the Non-Call 5 Notes shall be August 16, 2077; and

(b)    the Stated Maturity of the principal of the Non-Call 10 Notes shall be August 16, 2077.

Section 2.03    Form.

(a)    The Non-Call 5 Notes and the related Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to this Twenty-Ninth Supplemental Indenture; and

(b)    the Non-Call 10 Notes and the related Trustee’s certificate of authentication shall be substantially in the form of Exhibit B to this Twenty-Ninth Supplemental Indenture,

in each case, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Issuer may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which any of such Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof.

Such Exhibits A and B are hereby incorporated into this Twenty-Ninth Supplemental Indenture. The terms and provisions contained in the Notes of each series shall constitute, and are hereby expressly made, a part of this Twenty-Ninth Supplemental Indenture, and to the extent applicable, the Issuer, the Parent Guarantor and the Trustee, by their execution and delivery of this Twenty-Ninth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes of each series shall be issued only as Registered Securities. The Notes of each series shall be issued upon original issuance in whole in the form of one or more Global Securities (the “Book-Entry Notes”). Each Book-Entry Note shall represent such of the

Outstanding Notes of such series as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Notes of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Book-Entry Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes of such series represented thereby shall be made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Book-Entry Note. The Issuer initially appoints DTC to act as Depositary with respect to the Book-Entry Notes.

Section 2.04    Registrar and Paying Agent.

The Issuer initially appoints the Trustee as Registrar and paying agent with respect to the Notes of each series. The office or agency in the City and State of New York where Notes of each series may be presented for registration of transfer or exchange and the Place of Payment for the Notes shall initially be the corporate trust office of the Trustee located at Corporate Trust, Municipal & Escrow Solutions, 150 E. 42nd Street, 40th Floor, New York, New York 10017.

Section 2.05    Transfer and Exchange.

With respect to each series of the Notes, the transfer and exchange of Book-Entry Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.15 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby, and the rules and procedures of the Depositary therefor.

Section 2.06    Interest Rates and Payment of Principal and Interest of Non-Call 5 Notes.

(a)    During the Non-Call 5 Notes Fixed Rate Period, (A) the outstanding principal amount of the Non-Call 5 Notes and (B) to the extent permitted by applicable law, any Non-Call 5 Notes Deferred Interest or overdue interest thereon will bear interest at a per annum rate equal to the Non-Call 5 Notes Fixed Rate until the commencement of the Non-Call 5 Notes Floating Rate Period or, if earlier, until the principal thereof and all interest thereon is paid, compounded semi-annually (in the case of deferred or overdue interest) and payable (subject to the provisions of Article IV) semi-annually in arrears on each Non-Call 5 Notes Semi-Annual Interest Payment Date.

(b)    During the Non-Call 5 Notes Floating Rate Period, (A) the outstanding principal amount of the Non-Call 5 Notes and (B) to the extent permitted by applicable law, any Non-Call 5 Notes Deferred Interest or overdue interest thereon will bear interest during each Non-Call 5 Notes Quarterly Interest Period at a per annum rate equal to the applicable Non-Call 5 Notes Floating Rate for such period, until the principal thereof and all interest thereon is paid, compounded quarterly (in the case of deferred or overdue interest) and payable (subject to the provisions of Article IV) quarterly in arrears on each Non-Call 5 Notes Quarterly Interest Payment Date. The Calculation Agent shall calculate the Non-Call 5 Notes Floating Rate with respect to each Non-Call 5 Notes

Floating Rate Period and the amount of interest payable on each Non-Call 5 Notes Quarterly Interest Payment Date as promptly as practicable according to the appropriate method described herein. Promptly upon such determination, the Calculation Agent shall notify the Issuer and the Trustee of the Non-Call 5 Notes Floating Rate for the Non-Call 5 Notes Floating Rate Period and the amount of interest (per $1,000 principal amount of the Non-Call 5 Notes) payable to each Holder on each Non-Call 5 Notes Quarterly Interest Payment Date. The Non-Call 5 Notes Floating Rate determined by the Calculation Agent, absent manifest error, will be binding and conclusive upon the beneficial owners and Holders of the Non-Call 5 Notes, the Issuer and the Trustee.

(c)    Payments of principal of, and premium, if any, and interest due on, the Non-Call 5 Notes representing Book-Entry Notes on any Non-Call 5 Notes Interest Payment Date, upon redemption or at final maturity will be made available to the Trustee by 11:00 a.m., Eastern time, on the applicable maturity date, Redemption Date or Non-Call 5 Notes Interest Payment Date, unless such date falls on a day that is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., Eastern time, on the next succeeding Business Day; provided, however, that, during the Non-Call 5 Notes Floating Rate Period, if such next succeeding Business Day falls in the next succeeding calendar month, then such payments will be made available to the Trustee by 11:00 a.m., Eastern time, on the immediately preceding Business Day. As soon as possible thereafter, the Trustee will make such payments to the Depositary. Other than in connection with the final maturity or redemption of the Non-Call 5 Notes or in connection with payment of Defaulted Interest, interest on the Non-Call 5 Notes may be paid only on a Non-Call 5 Notes Interest Payment Date. Payments of principal of, and premium, if any, and interest due on, the Non-Call 5 Notes other than Book-Entry Notes on any Non-Call 5 Notes Interest Payment Date, upon redemption or at final maturity will be made in accordance with Article II of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby. Payments of interest due on the Non-Call 5 Notes shall be payable to the Person in whose name such Non-Call 5 Note is registered on the Non-Call 5 Notes Regular Record Date immediately preceding the applicable Non-Call 5 Notes Interest Payment Date; provided that interest payable at final maturity or on a Redemption Date shall be paid to the Person to whom principal of the Non-Call 5 Note is payable.

(d)    The amount of interest payable on any Non-Call 5 Notes Semi-Annual Interest Payment Date during the Non-Call 5 Notes Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on any Non-Call 5 Notes Quarterly Interest Payment Date during the Non-Call 5 Notes Floating Rate Period will be computed on the basis of the actual number of days elapsed during the immediately prior Non-Call 5 Notes Quarterly Interest Period (determined by including the first day of the Non-Call 5 Notes Quarterly Interest Period and excluding the last day of the Non-Call 5 Notes Quarterly Interest Period) divided by 360.

(e)    To the extent permitted by applicable law, interest not paid when due hereunder, including, without limitation, all Non-Call 5 Notes Deferred Interest and overdue interest thereon, shall compound until paid, (i) semi-annually in accordance with

Section 2.06(a) at the Non-Call 5 Notes Fixed Rate on each Non-Call 5 Notes Semi-Annual Interest Payment Date during the Non-Call 5 Notes Fixed Rate Period and (ii) quarterly in accordance with Section 2.06(b) at the applicable Non-Call 5 Notes Floating Rate on each Non-Call 5 Notes Quarterly Interest Payment Date during the Non-Call 5 Notes Floating Rate Period.

(f)    If the Issuer shall make a partial payment of interest on any Non-Call 5 Notes Interest Payment Date, such payment shall, with respect to the Non-Call 5 Notes, be applied, first, to Non-Call 5 Notes Deferred Interest until all such Non-Call 5 Notes Deferred Interest has been paid and, second, to any Non-Call 5 Notes Current Interest.

(g)    To the extent that the provisions of this Section 2.06 are inconsistent with the provisions of Article II of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, the provisions of this Section 2.06 shall control.

Section 2.07    Interest Rates and Payment of Principal and Interest of Non-Call 10 Notes.

(a)    During the Non-Call 10 Notes Fixed Rate Period, (A) the outstanding principal amount of the Non-Call 10 Notes and (B) to the extent permitted by applicable law, any Non-Call 10 Notes Deferred Interest or overdue interest thereon will bear interest at a per annum rate equal to the Non-Call 10 Notes Fixed Rate until the commencement of the Non-Call 10 Notes Floating Rate Period or, if earlier, until the principal thereof and all interest thereon is paid, compounded semi-annually (in the case of deferred or overdue interest) and payable (subject to the provisions of Article IV) semi-annually in arrears on each Non-Call 10 Notes Semi-Annual Interest Payment Date.

(b)    During the Non-Call 10 Notes Floating Rate Period, (A) the outstanding principal amount of the Non-Call 10 Notes and (B) to the extent permitted by applicable law, any Non-Call 10 Notes Deferred Interest or overdue interest thereon will bear interest during each Non-Call 10 Notes Quarterly Interest Period at a per annum rate equal to the applicable Non-Call 10 Notes Floating Rate for such period, until the principal thereof and all interest thereon is paid, compounded quarterly (in the case of deferred or overdue interest) and payable (subject to the provisions of Article IV) quarterly in arrears on each Non-Call 10 Notes Quarterly Interest Payment Date. The Calculation Agent shall calculate the Non-Call 10 Notes Floating Rate with respect to each Non-Call 10 Notes Floating Rate Period and the amount of interest payable on each Non-Call 10 Notes Quarterly Interest Payment Date as promptly as practicable according to the appropriate method described herein. Promptly upon such determination, the Calculation Agent shall notify the Issuer and the Trustee of the Non-Call 10 Notes Floating Rate for the Non-Call 10 Notes Floating Rate Period and the amount of interest (per $1,000 principal amount of the Non-Call 10 Notes) payable to each Holder on each Non-Call 10 Notes Quarterly Interest Payment Date. The Non-Call 10 Notes Floating Rate determined by the Calculation Agent, absent manifest error, will be binding and conclusive upon the beneficial owners and Holders of the Non-Call 10 Notes, the Issuer and the Trustee.

(c)    Payments of principal of, and premium, if any, and interest due on, the Non-Call 10 Notes representing Book-Entry Notes on any Non-Call 10 Notes Interest Payment Date, upon redemption or at final maturity will be made available to the Trustee by 11:00 a.m., Eastern time, on the applicable maturity date, Redemption Date or Non-Call 10 Notes Interest Payment Date, unless such date falls on a day that is not a Business Day, in which case such payments will be made available to the Trustee by 11:00 a.m., Eastern time, on the next succeeding Business Day; provided, however, that, during the Non-Call 10 Notes Floating Rate Period, if such next succeeding Business Day falls in the next succeeding calendar month, then such payments will be made available to the Trustee by 11:00 a.m., Eastern time, on the immediately preceding Business Day. As soon as possible thereafter, the Trustee will make such payments to the Depositary. Other than in connection with the final maturity or redemption of the Non-Call 10 Notes or in connection with payment of Defaulted Interest, interest on the Non-Call 10 Notes may be paid only on a Non-Call 10 Notes Interest Payment Date. Payments of principal of, and premium, if any, and interest due on, the Non-Call 10 Notes other than Book-Entry Notes on any Non-Call 10 Notes Interest Payment Date, upon redemption or at final maturity will be made in accordance with Article II of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby. Payments of interest due on the Non-Call 10 Notes shall be payable to the Person in whose name such Non-Call 10 Note is registered on the Non-Call 10 Notes Regular Record Date immediately preceding the applicable Non-Call 10 Notes Interest Payment Date; provided that interest payable at final maturity or on a Redemption Date shall be paid to the Person to whom principal of the Non-Call 10 Note is payable.

(d)    The amount of interest payable on any Non-Call 10 Notes Semi-Annual Interest Payment Date during the Non-Call 10 Notes Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on any Non-Call 10 Notes Quarterly Interest Payment Date during the Non-Call 10 Notes Floating Rate Period will be computed on the basis of the actual number of days elapsed during the immediately prior Non-Call 10 Notes Quarterly Interest Period (determined by including the first day of the Non-Call 10 Notes Quarterly Interest Period and excluding the last day of the Non-Call 10 Notes Quarterly Interest Period) divided by 360.

(e)    To the extent permitted by applicable law, interest not paid when due hereunder, including, without limitation, all Non-Call 10 Notes Deferred Interest and overdue interest thereon, shall compound until paid, (i) semi-annually in accordance with Section 2.07(a) at the Non-Call 10 Notes Fixed Rate on each Non-Call 10 Notes Semi-Annual Interest Payment Date during the Non-Call 10 Notes Fixed Rate Period and (ii) quarterly in accordance with Section 2.07(b) at the applicable Non-Call 10 Notes Floating Rate on each Non-Call 10 Notes Quarterly Interest Payment Date during the Non-Call 10 Notes Floating Rate Period.

(f)    If the Issuer shall make a partial payment of interest on any Non-Call 10 Notes Interest Payment Date, such payment shall, with respect to the Non-Call 10 Notes, be applied, first, to Non-Call 10 Notes Deferred Interest until all such Non-Call 10 Notes Deferred Interest has been paid and, second, to any Non-Call 10 Notes Current Interest.

(g)    To the extent that the provisions of this Section 2.07 are inconsistent with the provisions of Article II of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, the provisions of this Section 2.07 shall control.

Article III

REDEMPTION OF THE NOTES

Section 3.01    Optional Redemption of the Non-Call 5 Notes.

(a)    At any time and from time to time on or after August 16, 2022, the Non-Call 5 Notes will be subject to redemption at the option of the Issuer in whole or in part upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Non-Call 5 Notes being redeemed plus accrued and unpaid interest (including any Non-Call 5 Notes Additional Interest) on the Non-Call 5 Notes being redeemed to the Redemption Date.

(b)    In addition, before August 16, 2022, if a Non-Call 5 Notes Tax Event shall occur and be continuing, the Issuer may redeem the Non-Call 5 Notes following the occurrence of that Non-Call 5 Notes Tax Event, in whole, but not in part, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest (including any Non-Call 5 Notes Additional Interest) to the Redemption Date.

(c)    In addition, before August 16, 2022, if a Non-Call 5 Notes Rating Agency Event shall occur and be continuing, the Issuer may redeem the Non-Call 5 Notes following the occurrence of that Non-Call 5 Notes Rating Agency Event, in whole, but not in part, at a redemption price equal to 102% of the principal amount to be redeemed plus any accrued but unpaid interest (including any Non-Call 5 Notes Additional Interest) to the Redemption Date.

(d)    In the event of redemption of the Non-Call 5 Notes in part only, a new Non-Call 5 Note or new Non-Call 5 Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

(e)    Notice of redemption of the Non-Call 5 Notes pursuant to this Section 3.01 shall be given as provided in Section 3.03 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby.

(f)    Any redemption of less than all of the Non-Call 5 Notes shall, with respect to the principal thereof, be divisible by $1,000.

Section 3.02    Optional Redemption of the Non-Call 10 Notes.

(a)    At any time and from time to time on or after August 16, 2027, the Non-Call 10 Notes will be subject to redemption at the option of the Issuer in whole or in part upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to

100% of the principal amount of the Non-Call 10 Notes being redeemed plus accrued and unpaid interest (including any Non-Call 10 Notes Additional Interest) on the Non-Call 10 Notes being redeemed to the Redemption Date.

(b)    In addition, before August 16, 2027, if a Non-Call 10 Notes Tax Event shall occur and be continuing, the Issuer may redeem the Non-Call 10 Notes following the occurrence of that Non-Call 10 Notes Tax Event, in whole, but not in part, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest (including any Non-Call 10 Notes Additional Interest) to the Redemption Date.

(c)    In addition, before August 16, 2027, if a Non-Call 10 Notes Rating Agency Event shall occur and be continuing, the Issuer may redeem the Non-Call 10 Notes following the occurrence of that Non-Call 10 Notes Rating Agency Event, in whole, but not in part, at a redemption price equal to 102% of the principal amount to be redeemed plus any accrued but unpaid interest (including any Non-Call 10 Notes Additional Interest) to the Redemption Date.

(d)    In the event of redemption of the Non-Call 10 Notes in part only, a new Non-Call 10 Note or new Non-Call 10 Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

(e)    Notice of redemption of the Non-Call 10 Notes pursuant to this Section 3.02 shall be given as provided in Section 3.03 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby.

(f)    Any redemption of less than all of the Non-Call 10 Notes shall, with respect to the principal thereof, be divisible by $1,000.

Article IV

DEFERRAL OF INTEREST

Section 4.01    Non-Call 5  Notes Optional Deferral.

(a)    So long as no Event of Default has occurred and is continuing, the Issuer shall have the right, at any time and from time to time during the term of the Non-Call 5 Notes, to elect to defer payment of all or any portion of any Non-Call 5 Notes Current Interest or Non-Call 5 Notes Deferred Interest otherwise due on the Non-Call 5 Notes on any Non-Call 5 Notes Interest Payment Date (a “Non-Call 5 Notes Optional Deferral”); provided, however, that the Issuer may not (i) elect to defer payment of any interest otherwise due on any Non-Call 5 Notes Interest Payment Date if, as a result of such deferral, the Issuer shall have deferred payment of some or all of the interest due on a number of consecutive Non-Call 5 Notes Interest Payment Dates with respect to a number of consecutive Non-Call 5 Notes Interest Periods which, when taken together as a single period, would exceed ten (10) consecutive years, or (ii) elect to defer payment of any interest due on the final maturity date of the Non-Call 5 Notes, or, with respect to any Non-Call 5 Notes being redeemed, on the Redemption Date for such

Non-Call 5 Notes. During a Non-Call 5 Notes Optional Deferral Period, no interest on the Non-Call 5 Notes shall be due and payable until the end of such Non-Call 5 Notes Optional Deferral Period (except upon a redemption of the Non-Call 5 Notes during such period); however, interest shall accrue on the Non-Call 5 Notes during such period in accordance with Sections 2.06(a), 2.06(b) and 2.06(e).

(b)    Following the termination of a Non-Call 5 Notes Optional Deferral Period and the payment of all Non-Call 5 Notes Deferred Interest accrued during such Non-Call 5 Notes Optional Deferral Period, the Issuer may again elect pursuant to Section 4.01(a) to make a Non-Call 5 Notes Optional Deferral.

(c)    On the Non-Call 5 Notes Interest Payment Date on which the Issuer desires to terminate a Non-Call 5 Notes Optional Deferral Period or at the end of a Non-Call 5 Notes Optional Deferral Period pursuant to clause (ii) of the definition of “Non-Call 5 Notes Optional Deferral Period,” the Issuer shall pay all Non-Call 5 Notes Additional Interest. Such interest shall be payable to the Holders of the Non-Call 5 Notes in whose names the Non-Call 5 Notes are registered in the Debt Security Register for the Non-Call 5 Notes on the Non-Call 5 Notes Regular Record Date with respect to such Non-Call 5 Notes Interest Payment Date.

Section 4.02    Non-Call  10 Notes Optional Deferral.

(a)    So long as no Event of Default has occurred and is continuing, the Issuer shall have the right, at any time and from time to time during the term of the Non-Call 10 Notes, to elect to defer payment of all or any portion of any Non-Call 10 Notes Current Interest or Non-Call 10 Notes Deferred Interest otherwise due on the Non-Call 10 Notes on any Non-Call 10 Notes Interest Payment Date (a “Non-Call 10 Notes Optional Deferral”); provided, however, that the Issuer may not (i) elect to defer payment of any interest otherwise due on any Non-Call 10 Notes Interest Payment Date if, as a result of such deferral, the Issuer shall have deferred payment of some or all of the interest due on a number of consecutive Non-Call 10 Notes Interest Payment Dates with respect to a number of consecutive Non-Call 10 Notes Interest Periods which, when taken together as a single period, would exceed ten (10) consecutive years, or (ii) elect to defer payment of any interest due on the final maturity date of the Non-Call 10 Notes, or, with respect to any Non-Call 10 Notes being redeemed, on the Redemption Date for such Non-Call 10 Notes. During a Non-Call 10 Notes Optional Deferral Period, no interest on the Non-Call 10 Notes shall be due and payable until the end of such Non-Call 10 Notes Optional Deferral Period (except upon a redemption of the Non-Call 10 Notes during such period); however, interest shall accrue on the Non-Call 10 Notes during such period in accordance with Sections 2.07(a), 2.07(b) and 2.07(e).

(b)    Following the termination of a Non-Call 10 Notes Optional Deferral Period and the payment of all Non-Call 10 Notes Deferred Interest accrued during such Non-Call 10 Notes Optional Deferral Period, the Issuer may again elect pursuant to Section 4.02(a) to make a Non-Call 10 Notes Optional Deferral.

(c)    On the Non-Call 10 Notes Interest Payment Date on which the Issuer desires to terminate a Non-Call 10 Notes Optional Deferral Period or at the end of a Non-Call 10 Notes Optional Deferral Period pursuant to clause (ii) of the definition of “Non-Call 10 Notes Optional Deferral Period,” the Issuer shall pay all Non-Call 10 Notes Additional Interest. Such interest shall be payable to the Holders of the Non-Call 10 Notes in whose names the Non-Call 10 Notes are registered in the Debt Security Register for the Non-Call 10 Notes on the Non-Call 10 Notes Regular Record Date with respect to such Non-Call 10 Notes Interest Payment Date.

Section 4.03    Notice of Non-Call 5 Optional Deferrals.

(a)    Subject to Section 4.03(b), the Issuer shall give written notice to the Trustee of any election of a Non-Call 5 Notes Optional Deferral pursuant to Section 4.01 not fewer than ten (10) nor more than sixty (60) Business Days prior to the earlier of (i) the Non-Call 5 Notes Interest Payment Date for which the interest on the Non-Call 5 Notes will be deferred or (ii) the date, if any, upon which the Issuer is required to give notice of such Non-Call 5 Notes Interest Payment Date or the Non-Call 5 Notes Regular Record Date therefor to the New York Stock Exchange or any applicable self-regulatory organization. In addition, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that no default or Event of Default shall have occurred and be continuing. Subject to receipt of such Officers’ Certificate, the Trustee shall forward such notice promptly to the Holders of the Non-Call 5 Notes.

(b)    In the case of an election of a Non-Call 5 Notes Optional Deferral pursuant to Section 4.01 at a time when the Issuer or the Parent Guarantor would be prohibited pursuant to Section 12.03 of the Indenture from paying interest on the Non-Call 5 Notes, the Issuer shall give written notice to the Trustee of such election of a Non-Call 5 Notes Optional Deferral not later than the time monies in respect of the interest payment on the applicable Non-Call 5 Notes Interest Payment Date must be made available to the Trustee pursuant to Section 2.06(c). The Trustee shall forward such notice promptly to the Holders of the Non-Call 5 Notes.

Section 4.04    Notice of Non-Call 10 Optional Deferrals.

(a)    Subject to Section 4.04(b), the Issuer shall give written notice to the Trustee of any election of a Non-Call 10 Notes Optional Deferral pursuant to Section 4.02 not fewer than ten (10) nor more than sixty (60) Business Days prior to the earlier of (i) the Non-Call 10 Notes Interest Payment Date for which the interest on the Non-Call 10 Notes will be deferred or (ii) the date, if any, upon which the Issuer is required to give notice of such Non-Call 10 Notes Interest Payment Date or the Non-Call 10 Notes Regular Record Date therefor to the New York Stock Exchange or any applicable self-regulatory organization. In addition, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that no default or Event of Default shall have occurred and be continuing. Subject to receipt of such Officers’ Certificate, the Trustee shall forward such notice promptly to the Holders of the Non-Call 10 Notes.

(b)    In the case of an election of a Non-Call 10 Notes Optional Deferral pursuant to Section 4.02 at a time when the Issuer or the Parent Guarantor would be prohibited pursuant to Section 12.03 of the Indenture from paying interest on the Non-Call 10 Notes, the Issuer shall give written notice to the Trustee of such election of a Non-Call 10 Notes Optional Deferral not later than the time monies in respect of the interest payment on the applicable Non-Call 10 Notes Interest Payment Date must be made available to the Trustee pursuant to Section 2.07(c). The Trustee shall forward such notice promptly to the Holders of the Non-Call 10 Notes.

Article V

CERTAIN COVENANTS

Section 5.01    Covenants in Indenture for Non-Call 5 Notes.

(a)    For purposes of the Non-Call 5 Notes only, and not for purposes of any other Debt Securities, Article IV of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, is hereby amended by deleting Sections 4.12 and 4.13 thereof. Accordingly, Holders of the Non-Call 5 Notes shall not have the benefit of and shall not be entitled to enforce the covenants contained in Sections 4.12 and 4.13 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture.

(b)    For purposes of the Non-Call 5 Notes only, and not for purposes of any other Debt Securities, Article IV of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, is hereby amended by adding the following Section 4.16:

Section 4.16    Restricted Payments.

(a)    Subject to Section 4.16(b), during any Non-Call 5 Notes Optional Deferral Period, the Company shall not (i) declare, pay or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its equity securities and (ii) make any payment of interest, principal, or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu or junior to the Non-Call 5 Notes.

(b)    Notwithstanding the provisions of Section 4.16(a), the Company may take any of the following actions at any time, including during a Non-Call 5 Notes Optional Deferral Period: (i) any of the actions described in Section 4.16(a) resulting from any reclassification of the Company’s equity securities or the exchange or conversion of one class or series of the Company’s equity securities for another class or series of the Company’s equity securities; (ii) the purchase of fractional interests in the Company’s equity securities pursuant to the conversion or exchange provisions of such equity security or the security being converted or exchanged; (iii) payments or distributions payable in the Company’s equity securities; (iv) redemptions, purchases or other acquisitions of the Company’s equity securities in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of the Company or any of the Company’s subsidiaries or in connection with a dividend or distribution reinvestment plan; or (v) any declaration of a distribution in connection with implementation of any rights plan, or the issuance of rights, equity securities or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto.

(c)    For the avoidance of doubt, nothing contained herein shall prevent the Company from issuing any other securities, whether senior, pari passu or subordinated to the Non-Call 5 Notes, including securities having covenants and provisions the same as or similar to those applicable to the Non-Call 5 Notes, or any guarantees with respect thereto.

Section 5.02    Covenants in Indenture for Non-Call 10 Notes.

(a)    For purposes of the Non-Call 10 Notes only, and not for purposes of any other Debt Securities, Article IV of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, is hereby amended by deleting Sections 4.12 and 4.13 thereof. Accordingly, Holders of the Non-Call 10 Notes shall not have the benefit of and shall not be entitled to enforce the covenants contained in Sections 4.12 and 4.13 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture.

(b)    For purposes of the Non-Call 10 Notes only, and not for purposes of any other Debt Securities, Article IV of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, is hereby amended by adding the following Section 4.16:

Section 4.16    Restricted Payments.

(a)    Subject to Section 4.16(b), during any Non-Call 10 Notes Optional Deferral Period, the Company shall not (i) declare, pay or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its equity securities and (ii) make any payment of interest, principal, or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu or junior to the Non-Call 10 Notes.

(b)    Notwithstanding the provisions of Section 4.16(a), the Company may take any of the following actions at any time, including during a Non-Call 10 Notes Optional Deferral Period: (i) any of the actions described in Section 4.16(a) resulting from any reclassification of the Company’s equity securities or the exchange or conversion of one class or series of the Company’s equity securities for another class or series of the Company’s equity securities; (ii) the purchase of fractional interests in the Company’s equity securities pursuant to the conversion or exchange provisions of such equity security or the security being converted or exchanged; (iii) payments or distributions payable in the Company’s equity securities; (iv) redemptions, purchases or other acquisitions of the Company’s equity securities in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of the Company or any of the Company’s subsidiaries or in connection with a dividend or distribution reinvestment plan; or (v) any declaration of a distribution in connection with implementation of any rights plan, or the issuance of rights, equity securities or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto.

(c)    For the avoidance of doubt, nothing contained herein shall prevent the Company from issuing any other securities, whether senior, pari passu or subordinated to the Non-Call 10 Notes, including securities having covenants and provisions the same as or similar to those applicable to the Non-Call 10 Notes, or any guarantees with respect thereto.

Article VI

SUBORDINATION OF THE NON-CALL 5 NOTES AND THE NON-CALL 5 NOTES GUARANTEE

Section 6.01    Subordination of the Non-Call 5 Notes.

(a)    The Non-Call 5 Notes shall be subordinated to all Senior Indebtedness (as defined in this Twenty-Ninth Supplemental Indenture) of the Issuer on the terms and subject to the conditions set forth in Article XII of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby, and each Holder of Non-Call 5 Notes issued hereunder by such Holder’s acceptance thereof acknowledges and agrees that all Non-Call 5 Notes shall be issued subject to the provisions of this Article VI and such Article XII and that each Holder of Non-Call 5 Notes, whether upon original issuance or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The Non-Call 5 Notes shall be “Subordinated Debt Securities,” as such term is used in the Indenture, and, for purposes of the Non-Call 5 Notes only, and not for purposes of any other Debt Securities, all references in the Indenture to Senior Indebtedness of the Company shall mean Senior Indebtedness of the Issuer as defined in this Twenty-Ninth Supplemental Indenture.

(b)    The Non-Call 5 Notes shall be subordinated in right of payment to all of the Issuer’s present and future Senior Indebtedness, and shall rank pari passu in right of payment with the Non-Call 10 Notes and with each series of Existing Subordinated Notes.

Section 6.02    Subordination of the Non-Call 5 Notes Guarantee.

(a)    The obligations of the Parent Guarantor under the Non-Call 5 Notes Guarantee shall be subordinated to all Senior Indebtedness (as defined in this Twenty-Ninth Supplemental Indenture) of the Parent Guarantor on the terms and subject to the conditions set forth in Article XII of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby, and each Holder of the Non-Call 5 Notes issued hereunder, by such respective Holder’s acceptance thereof, acknowledges and agrees that the Non-Call 5 Notes Guarantee shall be issued subject to the provisions of this Section 6.02 and such Article XII and that each Holder of the Non-Call 5 Notes, whether upon original issuance or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The Non-Call 5 Notes Guarantee is a Guarantee of Subordinated Debt Securities, and, for purposes of such Non-Call 5 Notes only, and not for purposes of any other Debt Securities, all references in the Indenture to Senior Indebtedness of the Parent Guarantor shall mean Senior Indebtedness, as defined in this Twenty-Ninth Supplemental Indenture, of the Parent Guarantor.

(b)    The Parent Guarantor’s obligation under the Non-Call 5 Notes Guarantee shall be equal in rank and right of payment in all respects and is pari passu with the Parent Guarantor’s Non-Call 10 Notes Guarantee and guarantee of each of the series of Existing Subordinated Notes.

Section 6.03    Amendment and Restatement of Certain Subordination Provisions.

(a)    For purposes of the Non-Call 5 Notes only, and not for purposes of any other Debt Securities, Sections 12.02 and 12.03 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, are hereby amended and restated in their entirety to read as follows:

Section 12.02    Liquidation, Dissolution and Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(a)    holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest, if any, accruing on or after the commencement of a proceeding in bankruptcy, regardless of whether allowed as a claim against the Company in such bankruptcy proceeding) before Holders of Non-Call 5 Notes shall be entitled to receive any payment of principal of, or premium, if any, or interest on, the Non-Call 5 Notes; and

(b)    until the Senior Indebtedness of the Company is paid in full, any such distribution to which Holders of Non-Call 5 Notes would be entitled but for this Article XII shall be made to holders of Senior Indebtedness of the Company as their interests may appear, except that such Holders may receive equity securities of the Company and any debt securities of the Company that are subordinated to Senior Indebtedness of the Company to at least the same extent as the Non-Call 5 Notes.

Upon any payment or distribution of the assets of the Parent Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Parent Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Parent Guarantor or its property:

(a)    holders of Senior Indebtedness of the Parent Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest, if any, accruing on or after the commencement of a proceeding in bankruptcy, regardless of whether allowed as a claim against the Parent Guarantor in such bankruptcy proceeding) before Holders of Non-Call 5 Notes shall be entitled to receive, under the Non-Call 5 Notes Guarantee, any payment of principal of, or premium, if any, or interest on, the Non-Call 5 Notes; and

(b)    until the Senior Indebtedness of the Parent Guarantor is paid in full, any such distribution to which Holders of Non-Call 5 Notes would be entitled under the Non-Call 5 Notes Guarantee but for this Article XII shall be made to holders of Senior Indebtedness of the Parent Guarantor as their interests may appear, except that such Holders may receive equity securities of the Parent Guarantor and any debt securities of the Parent Guarantor that are subordinated to Senior Indebtedness of the Parent Guarantor to at least the same extent as the Non-Call 5 Notes Guarantee.

(b)    For purposes of the Non-Call 5 Notes only, and not for purposes of any other Debt Securities, Section 12.03 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, is hereby amended and restated in its entirety to read as follows:

Section 12.03    Default on Senior Indebtedness. The Company may not (a) make any payments of the principal of, or premium, if any, or interest on, the Non-Call 5 Notes, (b) make any deposit for the purpose of satisfaction and discharge of this Indenture with respect to the Non-Call 5 Notes or defeasance of the Non-Call 5 Notes pursuant to Article XI and (c) purchase, redeem or otherwise retire any Non-Call 5 Notes (the foregoing clauses (a), (b) and (c) collectively, “pay the Non-Call 5 Notes”) if (i) any principal, premium or interest with respect to Senior Indebtedness of the Company is not paid within any applicable grace period (including at final maturity) or (ii) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (A) the default has been cured or waived and any such acceleration has been rescinded or (B) such Senior Indebtedness has been paid in full in cash; provided, however, that the Company may pay the Non-Call 5 Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness of the Company. During the continuance of any default under any Senior Indebtedness of the Company (other than a default described in the immediately preceding clause (A) or clause (B) of the preceding sentence) that may cause the maturity of any Designated Senior Indebtedness of the Company to be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Non-Call 5 Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the Trustee (at its Designated Corporate Trust Address) of written notice of such default (a “Blockage Notice”) from the Representative of any Designated Senior Indebtedness of the Company, specifying an election to effect a Payment Blockage Period, and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (1) by written notice received by the Company and the Trustee (at its Designated Corporate Trust Address) from the Person or Persons who gave such Blockage Notice, (2) by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given or (3) because the default giving rise to such Payment Blockage Period is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph of this Section 12.03), unless the holders of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may pay the Non-Call 5 Notes after the expiration of such Payment Blockage Period. Not more than one Blockage Notice may be given in any period of 360 consecutive days, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Payment Blockage Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. For purposes of this Section 12.03, no default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, regardless of whether within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

The Parent Guarantor may not (a) make any payments in respect of the Non-Call 5 Notes Guarantee, (b) make any deposit under the Non-Call 5 Notes Guarantee for the purpose of satisfaction and discharge of this Indenture with respect to the Non-Call 5 Notes or defeasance of the Non-Call 5 Notes pursuant to Article XI and (c) advance monies under the Non-Call 5 Notes Guarantee to purchase, redeem or otherwise retire any Non-Call 5 Notes (the foregoing clauses (a), (b) and (c) collectively, “make a guarantee payment on the Non-Call 5 Notes”) if (i) any principal, premium or interest with respect to Senior Indebtedness of the Parent Guarantor is not paid within any applicable grace period (including at final maturity) or (ii) any other default on Senior Indebtedness of the Parent Guarantor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (A) the default has been cured or waived and any such acceleration has been rescinded or (B) such Senior Indebtedness has been paid in full in cash; provided, however, that the Parent Guarantor may make a guarantee payment on the Non-Call 5 Notes without regard to the foregoing if the Parent Guarantor and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness of the Parent Guarantor. During the continuance of any default under any Senior Indebtedness of the Parent Guarantor (other than a default described in clause (A) or (B) of the preceding sentence) that may cause the maturity of any Designated Senior Indebtedness of the Parent Guarantor to be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Parent Guarantor may not make a guarantee payment on the Non-Call 5 Notes for a period (a “Guarantor Payment Blockage Period”) commencing upon the receipt by the Parent Guarantor and the Trustee of written notice of such default (a “Guarantor Blockage Notice”) from the Representative of any Designated Senior Indebtedness of the Parent Guarantor, specifying an election to effect a Guarantor Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantor Payment Blockage Period is terminated (1) by written notice received by the Parent Guarantor and the Trustee (at its Designated Corporate Trust Address) from the Person or Persons who gave such Guarantor Blockage Notice, (2) by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Guarantor Blockage Notice was given or (3) because the default giving rise to such Guarantor Payment Blockage Period is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph of this Section 12.03), unless the holders of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Parent Guarantor may make a guarantee payment on the Non-Call 5 Notes after the expiration of such Guarantor Payment Blockage Period. Not more than one Guarantor Blockage Notice may be given in any period of 360 consecutive days, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period; provided, however, that in no event may the total number of days during which any Guarantor Payment Blockage Period or Guarantor Payment Blockage Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. For purposes of this Section 12.03, no default that existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Designated Senior Indebtedness of the Parent Guarantor initiating such Guarantor Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantor Payment Blockage Period by the Representative of such Designated Senior Indebtedness, regardless of whether within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

Article VII

SUBORDINATION OF THE NON-CALL 10 NOTES AND THE NON-CALL 10 NOTES GUARANTEE

Section 7.01    Subordination of the Non-Call 10 Notes.

(a)    The Non-Call 10 Notes shall be subordinated to all Senior Indebtedness (as defined in this Twenty-Ninth Supplemental Indenture) of the Issuer on the terms and subject to the conditions set forth in Article XII of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby, and each Holder of Non-Call 10 Notes issued hereunder by such Holder’s acceptance thereof acknowledges and agrees that all Non-Call 10 Notes shall be issued subject to the provisions of this Article VII and such Article XII and that each Holder of Non-Call 10 Notes, whether upon original issuance or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The Non-Call 10 Notes shall be “Subordinated Debt Securities,” as such term is used in the Indenture, and, for purposes of the Non-Call 10 Notes only, and not for purposes of any other Debt Securities, all references in the Indenture to Senior Indebtedness of the Company shall mean Senior Indebtedness of the Issuer as defined in this Twenty-Ninth Supplemental Indenture.

(b)    The Non-Call 10 Notes shall be subordinated in right of payment to all of the Issuer’s present and future Senior Indebtedness, and shall rank pari passu in right of payment with the Non-Call 5 Notes and with each series of Existing Subordinated Notes.

Section 7.02    Subordination of the Non-Call 10 Notes Guarantee.

(a)    The obligations of the Parent Guarantor under the Non-Call 10 Notes Guarantee shall be subordinated to all Senior Indebtedness (as defined in this Twenty-Ninth Supplemental Indenture) of the Parent Guarantor on the terms and subject to the conditions set forth in Article XII of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby, and each Holder of the Non-Call 10 Notes issued hereunder, by such respective Holder’s acceptance thereof, acknowledges and agrees that the Non-Call 10 Notes Guarantee shall be issued subject to the provisions of this Section 7.02 and such Article XII and that each Holder of the Non-Call 10 Notes, whether upon original issuance or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The Non-Call 10 Notes Guarantee is a Guarantee of Subordinated Debt Securities, and, for purposes of such Non-Call 10 Notes only, and not for purposes of any other Debt Securities, all references in the Indenture to Senior Indebtedness of the Parent Guarantor shall mean Senior Indebtedness, as defined in this Twenty-Ninth Supplemental Indenture, of the Parent Guarantor.

(b)    The Parent Guarantor’s obligation under the Non-Call 10 Notes Guarantee shall be equal in rank and right of payment in all respects and is pari passu with the Parent Guarantor’s Non-Call 5 Notes Guarantee and guarantee of each of the series of Existing Subordinated Notes.

Section 7.03    Amendment and Restatement of Certain Subordination Provisions.

(a)    For purposes of the Non-Call 10 Notes only, and not for purposes of any other Debt Securities, Sections 12.02 and 12.03 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, are hereby amended and restated in their entirety to read as follows:

Section 12.02    Liquidation, Dissolution and Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(a)    holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest, if any, accruing on or after the commencement of a proceeding in bankruptcy, regardless of whether allowed as a claim against the Company in such bankruptcy proceeding) before Holders of Non-Call 10 Notes shall be entitled to receive any payment of principal of, or premium, if any, or interest on, the Non-Call 10 Notes; and

(b)    until the Senior Indebtedness of the Company is paid in full, any such distribution to which Holders of Non-Call 10 Notes would be entitled but for this Article XII shall be made to holders of Senior Indebtedness of the Company as their interests may appear, except that such Holders may receive equity securities of the Company and any debt securities of the Company that are subordinated to Senior Indebtedness of the Company to at least the same extent as the Non-Call 10 Notes.

Upon any payment or distribution of the assets of the Parent Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of the Parent Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Parent Guarantor or its property:

(a)    holders of Senior Indebtedness of the Parent Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness (including interest, if any, accruing on or after the commencement of a proceeding in bankruptcy, regardless of whether allowed as a claim against the Parent Guarantor in such bankruptcy proceeding) before Holders of Non-Call 10 Notes shall be entitled to receive, under the Non-Call 10 Notes Guarantee, any payment of principal of, or premium, if any, or interest on, the Non-Call 10 Notes; and

(b)    until the Senior Indebtedness of the Parent Guarantor is paid in full, any such distribution to which Holders of Non-Call 10 Notes would be entitled under the Non-Call 10 Notes Guarantee but for this Article XII shall be made to holders of Senior Indebtedness of the Parent Guarantor as their interests may appear, except that such Holders may receive equity securities of the Parent Guarantor and any debt securities of the Parent Guarantor that are subordinated to Senior Indebtedness of the Parent Guarantor to at least the same extent as the Non-Call 10 Notes Guarantee.

(b)    For purposes of the Non-Call 10 Notes only, and not for purposes of any other Debt Securities, Section 12.03 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, is hereby amended and restated in its entirety to read as follows:

Section 12.03    Default on Senior Indebtedness. The Company may not (a) make any payments of the principal of, or premium, if any, or interest on, the Non-Call 10 Notes, (b) make any deposit for the purpose of satisfaction and discharge of this Indenture with respect to the Non-Call 10 Notes or defeasance of the

Non-Call 10 Notes pursuant to Article XI and (c) purchase, redeem or otherwise retire any Non-Call 10 Notes (the foregoing clauses (a), (b) and (c) collectively, “pay the Non-Call 10 Notes”) if (i) any principal, premium or interest with respect to Senior Indebtedness of the Company is not paid within any applicable grace period (including at final maturity) or (ii) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (A) the default has been cured or waived and any such acceleration has been rescinded or (B) such Senior Indebtedness has been paid in full in cash; provided, however, that the Company may pay the Non-Call 10 Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness of the Company. During the continuance of any default under any Senior Indebtedness of the Company (other than a default described in the immediately preceding clause (A) or clause (B) of the preceding sentence) that may cause the maturity of any Designated Senior Indebtedness of the Company to be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Non-Call 10 Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Company and the Trustee (at its Designated Corporate Trust Address) of written notice of such default (a “Blockage Notice”) from the Representative of any Designated Senior Indebtedness of the Company, specifying an election to effect a Payment Blockage Period, and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (1) by written notice received by the Company and the Trustee (at its Designated Corporate Trust Address) from the Person or Persons who gave such Blockage Notice, (2) by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given or (3) because the default giving rise to such Payment Blockage Period is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph of this Section 12.03), unless the holders of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may pay the Non-Call 10 Notes after the expiration of such Payment Blockage Period. Not more than one Blockage Notice may be given in any period of 360 consecutive days, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period; provided, however, that in no event may the total number of days during which any Payment Blockage Period or Payment Blockage Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. For purposes of this Section 12.03, no default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, regardless of whether within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

The Parent Guarantor may not (a) make any payments in respect of the Non-Call 10 Notes Guarantee, (b) make any deposit under the Non-Call 10 Notes

Guarantee for the purpose of satisfaction and discharge of this Indenture with respect to the Non-Call 10 Notes or defeasance of the Non-Call 10 Notes pursuant to Article XI and (c) advance monies under the Non-Call 10 Notes Guarantee to purchase, redeem or otherwise retire any Non-Call 10 Notes (the foregoing clauses (a), (b) and (c) collectively, “make a guarantee payment on the Non-Call 10 Notes”) if (i) any principal, premium or interest with respect to Senior Indebtedness of the Parent Guarantor is not paid within any applicable grace period (including at final maturity) or (ii) any other default on Senior Indebtedness of the Parent Guarantor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (A) the default has been cured or waived and any such acceleration has been rescinded or (B) such Senior Indebtedness has been paid in full in cash; provided, however, that the Parent Guarantor may make a guarantee payment on the Non-Call 10 Notes without regard to the foregoing if the Parent Guarantor and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness of the Parent Guarantor. During the continuance of any default under any Senior Indebtedness of the Parent Guarantor (other than a default described in clause (A) or (B) of the preceding sentence) that may cause the maturity of any Designated Senior Indebtedness of the Parent Guarantor to be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Parent Guarantor may not make a guarantee payment on the Non-Call 10 Notes for a period (a “Guarantor Payment Blockage Period”) commencing upon the receipt by the Parent Guarantor and the Trustee of written notice of such default (a “Guarantor Blockage Notice”) from the Representative of any Designated Senior Indebtedness of the Parent Guarantor, specifying an election to effect a Guarantor Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantor Payment Blockage Period is terminated (1) by written notice received by the Parent Guarantor and the Trustee (at its Designated Corporate Trust Address) from the Person or Persons who gave such Guarantor Blockage Notice, (2) by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Guarantor Blockage Notice was given or (3) because the default giving rise to such Guarantor Payment Blockage Period is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph of this Section 12.03), unless the holders of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Parent Guarantor may make a guarantee payment on the Non-Call 10 Notes after the expiration of such Guarantor Payment Blockage Period. Not more than one Guarantor Blockage Notice may be given in any period of 360 consecutive days, irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period; provided, however, that in no event may the total number of days during which any Guarantor Payment Blockage Period or Guarantor Payment Blockage Periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. For purposes of this Section 12.03, no default that existed or was continuing on the date of the commencement of any Guarantor Payment Blockage Period with respect to the Designated Senior Indebtedness of the Parent Guarantor initiating such Guarantor Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantor Payment Blockage Period by the Representative of such Designated Senior Indebtedness, regardless of whether within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

Article VIII

GUARANTEE OF THE NOTES

Section 8.01    Guarantee of the Notes.

(a)    In accordance with Article XIV of the Indenture, the Non-Call 5 Notes shall be fully, unconditionally and absolutely guaranteed by the Parent Guarantor on a subordinated basis as provided in Section 6.02, and are hereby designated as entitled to the benefits of the Non-Call 5 Notes Guarantee. Initially, there shall be no Subsidiary Guarantors.

(b)    In accordance with Article XIV of the Indenture, the Non-Call 10 Notes shall be fully, unconditionally and absolutely guaranteed by the Parent Guarantor on a subordinated basis as provided in Section 7.02, and are hereby designated as entitled to the benefits of the Non-Call 10 Notes Guarantee. Initially, there shall be no Subsidiary Guarantors.

Article IX

APPLICABILITY OF DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01    Applicability of Defeasance and Covenant Defeasance with Respect to the Non-Call 5 Notes

The Non-Call 5 Notes will be subject to satisfaction, defeasance and discharge pursuant to Article XI of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby, in accordance with the provisions of such Article; provided that, for the avoidance of doubt, the covenants made applicable to the Non-Call 5 Notes set forth herein, including, but not limited to, pursuant to Section 5.01(b), may be terminated pursuant to the covenant defeasance option set forth in Article XI of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby.

Section 9.02    Applicability of Defeasance and Covenant Defeasance with Respect to the Non-Call 10 Notes

The Non-Call 10 Notes will be subject to satisfaction, defeasance and discharge pursuant to Article XI of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby, in accordance with the provisions of such Article; provided that, for the avoidance of doubt, the covenants made applicable to the Non-Call 10 Notes set forth herein, including, but not limited to, pursuant to Section 5.02(b), may be terminated pursuant to the covenant defeasance option set forth in Article XI of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby.

Article X

EVENTS OF DEFAULT AND REMEDIES OF THE TRUSTEE

AND HOLDERS OF NOTES

Section 10.01    Amendment and Restatement of Events of Default Provisions with Respect to Non-Call 5 Notes.

(a)    For purposes of the Non-Call 5 Notes only, and not for purposes of any other Debt Securities, Section 6.01 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, is hereby amended and restated in its entirety to read as follows:

Section 6.01    Events of Default. If any one or more of the following shall have occurred and be continuing with respect to the Non-Call 5 Notes (each of the following an “Event of Default”):

(a)    failure to pay principal of, or premium, if any, or interest on, the Non-Call 5 Notes when due at final maturity or earlier redemption;

(b)    failure to pay interest on the Non-Call 5 Notes (including Non-Call 5 Notes Additional Interest) when due and payable (other than at final maturity or upon earlier redemption) and such default continues for 30 days (it being understood that the deferral of interest as permitted by Article IV of the Twenty-Ninth Supplemental Indenture is not a default in payment of interest on the Non-Call 5 Notes); or

(c)    the occurrence of a Bankruptcy Event with respect to the Company or the Parent Guarantor,

then, and in each and every case that an Event of Default described in clause (a) or clause (b) with respect to the Non-Call 5 Notes at the time Outstanding occurs and is continuing, unless the principal of, premium, if any, and accrued and unpaid interest on all the Non-Call 5 Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Non-Call 5 Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, and accrued and unpaid interest on, all the Non-Call 5 Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Non-Call 5 Notes, this Indenture or in the Twenty-Ninth Supplemental Indenture contained to the contrary notwithstanding. If an Event of Default described in clause (c) occurs, then and in each and every such case, unless the principal of and accrued and unpaid interest on all the Non-Call 5 Notes shall have become due and payable, the principal of, and accrued and unpaid interest on, all the Non-Call 5 Notes then Outstanding hereunder shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, anything in the Non-Call 5 Notes, this Indenture or in the Twenty-Ninth Supplemental Indenture contained to the contrary notwithstanding.

The Holders of a majority in aggregate principal amount of the Non-Call 5 Notes then Outstanding by written notice to the Trustee may rescind an acceleration and annul its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction already rendered and if all existing Events of Default with respect to the Non-Call 5 Notes have been cured or waived except nonpayment of principal, premium, if any, or accrued and unpaid interest that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies, and powers of the parties hereto shall continue as though no such proceeding had been taken.

With respect to the Non-Call 5 Notes, the term “Default” shall mean the following event: default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than (i) a covenant or warranty a default in the performance of which or the breach of which is addressed in the first paragraph of this Section 6.01 or (ii) any other covenants and warranties inapplicable to the Non-Call 5 Notes), and continuance of such default or breach for a period of 90 days after specified written notice to the Company by the Trustee, or to Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Non-Call 5 Notes.

Upon the occurrence and continuance of a Default, the Trustee and the holders of the Non-Call 5 Notes shall have the same rights and remedies, and shall be subject to the same limitations, restrictions, protections and exculpations, and the Company will be subject to the same obligations and restrictions, in each case, as would apply if such Default were an Event of Default or an event that after notice or lapse of time or both would become an Event of Default; provided that the principal of and accrued and unpaid interest on the Non-Call 5 Notes may not be declared immediately due and payable by reason of the occurrence and continuation of a Default, and any notice of declaration or acceleration based on such Default shall be null and void with respect to the Non-Call 5 Notes; provided, further that in case a Default has occurred and is continuing, the Trustee shall not be subject to the requirement to exercise, with respect to the Non-Call 5 Notes, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs, unless an Event of Default has occurred and is continuing.

The Trustee shall not be deemed to have notice of any Default or Event of Default, except an Event of Default under Section 6.01(a) or Section 6.01(b), unless a Trust Officer has received written notice of such Default or Event of Default at the Designated Corporate Trust Address.

Section 10.02    Amendment and Restatement of Events of Default Provisions with Respect to Non-Call 10 Notes.

(a)    For purposes of the Non-Call 10 Notes only, and not for purposes of any other Debt Securities, Section 6.01 of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, is hereby amended and restated in its entirety to read as follows:

Section 6.01    Events of Default. If any one or more of the following shall have occurred and be continuing with respect to the Non-Call 10 Notes (each of the following an “Event of Default”):

(a)    failure to pay principal of, or premium, if any, or interest on, the Non-Call 10 Notes when due at final maturity or earlier redemption;

(b)    failure to pay interest on the Non-Call 10 Notes (including Non-Call 10 Notes Additional Interest) when due and payable (other than at final maturity or upon earlier redemption) and such default continues for 30 days (it being understood that the deferral of interest as permitted by Article IV of the Twenty-Ninth Supplemental Indenture is not a default in payment of interest on the Non-Call 10 Notes); or

(c)    the occurrence of a Bankruptcy Event with respect to the Company or the Parent Guarantor,

then, and in each and every case that an Event of Default described in clause (a) or clause (b) with respect to the Non-Call 10 Notes at the time Outstanding occurs and is continuing, unless the principal of, premium, if any, and accrued and unpaid interest on all the Non-Call 10 Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Non-Call 10 Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, and accrued and unpaid interest on, all the Non-Call 10 Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Non-Call 10 Notes, this Indenture or in the Twenty-Ninth Supplemental Indenture contained to the contrary notwithstanding. If an Event of Default described in clause (c) occurs, then and in each and every such case, unless the principal of and accrued and unpaid interest on all the Non-Call 10 Notes shall have become due and payable, the principal of, and accrued and unpaid interest on, all the Non-Call 10 Notes then Outstanding hereunder shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders, anything in the Non-Call 10 Notes, this Indenture or in the Twenty-Ninth Supplemental Indenture contained to the contrary notwithstanding.

The Holders of a majority in aggregate principal amount of the Non-Call 10 Notes then Outstanding by written notice to the Trustee may rescind an acceleration and annul its consequences if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction already rendered and if all existing Events of Default with respect to the Non-Call 10 Notes have been cured or waived except nonpayment of principal, premium, if any, or accrued and unpaid interest that has become due solely because of acceleration. Upon any such rescission, the parties hereto shall be restored respectively to their several positions and rights hereunder, and all rights, remedies, and powers of the parties hereto shall continue as though no such proceeding had been taken.

With respect to the Non-Call 10 Notes, the term “Default” shall mean the following event: default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than (i) a covenant or warranty a default in the performance of which or the breach of which is addressed in the first paragraph of this Section 6.01 or (ii) any other covenants and warranties inapplicable to the Non-Call 10 Notes), and continuance of such default or breach for a period of 90 days after specified written notice to the Company by the Trustee, or to Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Non-Call 10 Notes.

Upon the occurrence and continuance of a Default, the Trustee and the holders of the Non-Call 10 Notes shall have the same rights and remedies, and shall be subject to the same limitations, restrictions, protections and exculpations, and the Company will be subject to the same obligations and restrictions, in each case, as would apply if such Default were an Event of Default or an event that after notice or lapse of time or both would become an Event of Default; provided that the principal of and accrued and unpaid interest on the Non-Call 10 Notes may not be declared immediately due and payable by reason of the occurrence and continuation of a Default, and any notice of declaration or acceleration based on such Default shall be null and void with respect to the Non-Call 10 Notes; provided, further that in case a Default has occurred and is continuing, the Trustee shall not be subject to the requirement to exercise, with respect to the Non-Call 10 Notes, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs, unless an Event of Default has occurred and is continuing.

The Trustee shall not be deemed to have notice of any Default or Event of Default, except an Event of Default under Section 6.01(a) or Section 6.01(b), unless a Trust Officer has received written notice of such Default or Event of Default at the Designated Corporate Trust Address.

Article XI

MISCELLANEOUS PROVISIONS

Section 11.01    Ratification of Original Indenture and Tenth Supplemental Indenture.

The Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and this Twenty-Ninth Supplemental Indenture, is in all respects ratified and confirmed, and this Twenty-Ninth Supplemental Indenture shall be deemed part of the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture, in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Twenty-Ninth Supplemental Indenture apply solely with respect to the Notes of each series. The Indenture shall, solely in respect of the Notes of each series, be deemed a “junior subordinated indenture.”

Section 11.02    No Recourse to General Partner.

No recourse under or upon any obligation, covenant, or agreement contained in this Twenty-Ninth Supplemental Indenture or the Original Indenture, as amended and supplemented by the Tenth Supplemental Indenture and hereby, or for any claim based hereon or thereon or otherwise in respect hereof or thereof, shall be had against (a) the General Partner or the general partner of the Parent Guarantor or any other partner of, or any Person that owns an equity interest directly or indirectly in, the Issuer, the Parent Guarantor or such general partners or (b) any of their respective past, present, or future director, manager, officer, employee, agent, member or partner, under any rule of law, statute, or constitutional provision or otherwise, all such liability being expressly waived and released by the execution hereof by the Trustee and as part of the consideration for the issuance of the Notes of either series.

Section 11.03    Separateness.

Each Holder of Notes of either series by its acceptance thereof acknowledges that (a) such Holder has acquired such Notes in reliance upon the separateness of the Issuer, the Parent Guarantor, the General Partner and the general partner of the Parent Guarantor from one another and from any other Persons, including any Affiliates thereof, (b) the Issuer, the Parent Guarantor, the General Partner and the general partner of the Parent Guarantor have assets and liabilities that are separate from those of one another and from those of other persons, including any Affiliates thereof, (c) such Notes and other obligations owing under such Notes have not been guaranteed by any Person, other than the Parent Guarantor and only to the extent explicitly set forth herein, and (d) except as other Persons may expressly assume or guarantee any of such Notes or obligations thereunder, the Holders of such Notes shall look solely to the Issuer and its property and assets for the payment of any amounts payable pursuant to such Notes and for satisfaction of any obligations owing to the Holders of such Notes.

Section 11.04    Treatment of the Notes.

By its acceptance of the Notes of either series or a beneficial interest therein, each Holder and beneficial owner of such Notes shall be deemed to have agreed to treat such Notes as indebtedness for all United States federal, state and local tax purposes.

Section 11.05    Table of Contents, Headings, etc.

The table of contents and headings of the Articles and Sections of this Twenty-Ninth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.06    Separability.

In case any one or more of the provisions contained in this Twenty-Ninth Supplemental Indenture or in the Notes of either series shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Twenty-Ninth Supplemental Indenture or of such Notes, but this Twenty-Ninth Supplemental Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 11.07    Counterpart Originals.

The parties may sign any number of copies of this Twenty-Ninth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of signed copies of this Twenty-Ninth Supplemental Indenture by facsimile transmission or emailed portable document format (pdf) shall constitute effective execution and delivery of this Twenty-Ninth Supplemental Indenture as to the parties hereto and such copies may be used in lieu of the original Twenty-Ninth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format (pdf) shall be deemed to be their original signatures for all purposes other than authentication of Notes by the Trustee.

Section 11.08    Governing Law.

THIS TWENTY-NINTH SUPPLEMENTAL INDENTURE, THE NOTES OF EACH SERIES AND THE GUARANTEE OF THE PARENT GUARANTOR WITH RESPECT TO SUCH NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 11.09    Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Twenty-Ninth Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Issuer.

*  *  *

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Ninth Supplemental Indenture to be duly executed as of the date first written above.

ENTERPRISE PRODUCTS OPERATING LLC, as Issuer

By:	ENTERPRISE PRODUCTS OLPGP, INC.,
its Sole Manager

By:	/s/ Bryan F. Bulawa
	Name:	Bryan F. Bulawa
	Title:	Senior Vice President and Chief
Financial Officer

ENTERPRISE PRODUCTS PARTNERS L.P., as Parent Guarantor

By:	ENTERPRISE PRODUCTS HOLDINGS LLC,
its General Partner

By:	/s/ Bryan F. Bulawa
	Name:	Bryan F. Bulawa
	Title:	Senior Vice President and Chief
Financial Officer

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Kislenko
	Name:	Yana Kislenko
	Title:	Vice President

Twenty-Ninth Supplemental Indenture Signature Page

Exhibit A

FORM OF NON-CALL 5 NOTE

[FACE OF SECURITY]

[THIS GLOBAL SECURITY SHALL IN ALL RESPECTS BE ENTITLED TO THE SAME BENEFITS AS DEFINITIVE DEBT SECURITIES UNDER THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]*

Principal Amount

No.

$         [which amount may be

increased or decreased by the Schedule

of Increases and Decreases in Global Security attached hereto.]*

ENTERPRISE PRODUCTS OPERATING LLC

4.875% JUNIOR SUBORDINATED NOTES D DUE AUGUST 16, 2077

CUSIP 29379V BM4

ENTERPRISE PRODUCTS OPERATING LLC, a Texas limited liability company (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or its registered assigns, the principal sum of                      ($        ) U.S. dollars, [or such greater or lesser

*	To be included in a Book-Entry Note.

principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security]*, on August 16, 2077 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon as provided below.

From August 16, 2017 to, but not including, August 16, 2022 or an earlier Redemption Date (the “Non-Call 5 Notes Fixed Rate Period”), the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Non-Call 5 Notes Deferred Interest or overdue installment of interest hereon will bear interest at the per annum rate of 4.875% payable (subject to the provisions of the Indenture more fully described on the reverse hereof that permit the Company to elect to defer payments of interest) semi-annually in arrears on February 16 and August 16, of each year, commencing                     , through the end of the Fixed Rate Period, compounded semi-annually at such per annum rate in the case of any deferred or overdue interest. From and including August 16, 2022 to, but not including, the final maturity date hereof or an earlier Redemption Date (the “Non-Call 5 Notes Floating Rate Period”), the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Non-Call 5 Notes Deferred Interest or overdue installment of interest hereon will bear interest during each Non-Call 5 Notes Quarterly Interest Period at a floating rate based on the Non-Call 5 Notes Three-Month LIBOR Rate for such Non-Call 5 Notes Floating Rate Period, calculated pursuant to the Indenture, plus 298.6 basis points (2.986%), reset quarterly, payable (subject to the provisions of the Indenture more fully described on the reverse hereof that permit the Company to elect to defer payments of interest) quarterly in arrears on each February 16, May 16, August 16 and November 16, commencing                     , through the end of the Non-Call 5 Notes Floating Rate Period, compounded quarterly at such prevailing Non-Call 5 Notes Floating Rate in the case of any deferred or overdue interest. Payments of interest due on the Non-Call 5 Notes shall be payable to the Person in whose name such Non-Call 5 Note is registered on the Non-Call 5 Notes Regular Record Date immediately preceding the applicable Non-Call 5 Notes Interest Payment Date; provided that interest payable at final maturity or on a Redemption Date shall be paid to the Person to whom principal of the Non-Call 5 Note is payable.

Reference is made to the further provisions of the Non-Call 5 Notes set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The statements in the legends set forth in the Non-Call 5 Notes are an integral part of the terms of the Non-Call 5 Notes and, by acceptance hereof, the Holder of the Non-Call 5 Notes agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

The terms of the Indenture are incorporated herein by reference. Any term defined in the Indenture has the same meaning when used herein.

If and to the extent any provision of the Indenture limits, qualifies, or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.

The Non-Call 5 Notes shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its sole manager.

Dated:

ENTERPRISE PRODUCTS OPERATING LLC

By:	ENTERPRISE PRODUCTS OLPGP, INC.,
its sole manager

By:
Name:	Bryan F. Bulawa
Title:	Senior Vice President and Chief
Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

ENTERPRISE PRODUCTS OPERATING LLC

4.875% JUNIOR SUBORDINATED NOTES D DUE AUGUST 16, 2077

The Non-Call 5 Notes are one of a duly authorized issue of Debt Securities of the Company issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company, the Parent Guarantor and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. The Non-Call 5 Notes are of a series designated as the 4.875% Junior Subordinated Notes D due August 16, 2077 of the Company (the “Non-Call 5 Notes”).

1.	Interest.

During the Non-Call 5 Notes Fixed Rate Period, the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Non-Call 5 Notes Deferred Interest or overdue installment of interest hereon will bear interest at the per annum rate of 4.875%, payable (subject to the provisions of the Indenture relating to interest deferrals more fully described below) semi-annually in arrears on February 16 and August 16 of each year, commencing                     , through the end of the Non-Call 5 Notes Fixed Rate Period, compounded semi-annually at such per annum rate (in the case of any deferred or overdue interest). If a Non-Call 5 Notes Interest Payment Date occurs during the Non-Call 5 Notes Fixed Rate Period on a day that is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

During the Non-Call 5 Notes Floating Rate Period, the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Non-Call 5 Notes Deferred Interest or overdue installment of interest hereon will bear interest during each Non-Call 5 Notes Quarterly Interest Period at the applicable Non-Call 5 Notes Floating Rate for such Non-Call 5 Notes Quarterly Interest Period calculated pursuant to the Indenture, payable (subject to the provisions of the Indenture relating to interest deferrals more fully described below) quarterly in arrears on each Non-Call 5 Notes Quarterly Interest Payment Date (as defined below) through the end of the Non-Call 5 Notes Floating Rate Period, compounded quarterly at such prevailing Non-Call 5 Notes Floating Rate (in the case of any deferred or overdue interest). “Non-Call 5 Notes Quarterly Interest Payment Date” means each February 16, May 16, August 16, and November 16 during the Non-Call 5 Notes Floating Rate Period, commencing                     ; provided, however, that if any such day (other than on August 16, 2077 or an earlier Redemption Date) is not Business Day, then the Non-Call 5 Notes Quarterly Interest Payment Date shall be the next day that is a Business Day, except that if such next day that is a Business Day falls in the next succeeding calendar month, then such payment shall be made on the immediately preceding Business Day.

During the Non-Call 5 Notes Fixed Rate Period, the amount of interest payable on any Non-Call 5 Notes Semi-Annual Interest Payment Date will be computed on the basis of a 360-day year of twelve 30-day months. During the Non-Call 5 Notes Floating Rate Period, the amount of interest payable on any Non-Call 5 Notes Quarterly Interest Payment Date will be computed on the basis of the actual number of days elapsed during the immediately prior Non-Call 5 Notes Quarterly Interest Period (determined by including the first day of the Non-Call 5 Notes Quarterly Interest Period and excluding the last day of the Non-Call 5 Notes Quarterly Interest Period) divided by 360.

2.	Optional Deferral of Interest.

Subject to the terms of the Indenture, the Company shall have the right, at any time and from time to time during the term of the Non-Call 5 Notes, to elect to defer payment of all or any portion of any Non-Call 5 Notes Current Interest or Non-Call 5 Notes Deferred Interest otherwise due on the Non-Call 5 Notes on any Non-Call 5 Notes Interest Payment Date. No interest on the Non-Call 5 Notes shall be due and payable on any Non-Call 5 Notes Interest Payment Date during a Non-Call 5 Notes Optional Deferral Period; however, interest shall accrue on the Non-Call 5 Notes during such period in accordance with the Twenty-Ninth Supplemental Indenture and these Non-Call 5 Notes.

3.	Method of Payment.

The Company shall pay interest on the Non-Call 5 Notes (except Defaulted Interest) to the Persons who are the registered Holders at the close of business on the Non-Call 5 Notes Regular Record Date immediately preceding the applicable Non-Call 5 Notes Interest Payment Date. The Company shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Non-Call 5 Notes in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within The City of New York, which initially will be Wells Fargo Bank, National Association at Corporate Trust, Municipal & Escrow Solutions, 150 East 42nd Street, 40th Floor, New York, New York 10017, or, at the option of the Company, payment of interest may be made by check mailed to the Holders on the relevant Non-Call 5 Notes Regular Record Date at their addresses set forth in the Debt Security Register of Holders or at the option of the Holder, payment of interest on the Non-Call 5 Notes in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the paying agent. The Holder must surrender these Non-Call 5 Notes to a paying agent to collect payment of principal.

4.	Paying Agent and Registrar.

Initially, Wells Fargo Bank, National Association will act as paying agent and Registrar. The Company may change any paying agent or Registrar at any time upon notice to the Trustee and the Holders. The Company may act as paying agent.

5.	Indenture.

The Non-Call 5 Notes are one of a duly authorized issue of Debt Securities of the Company issued, or to be issued, under the Indenture, dated as of October 4, 2004 (the “Original Indenture”) among Enterprise Products Operating L.P., as issuer (the “Original Issuer”), Enterprise Products Partners L.P., as parent guarantor (the “Parent Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by each of (i) the Tenth Supplemental Indenture thereto dated as of June 30, 2007 (the “Tenth Supplemental Indenture”), among the Original Issuer, the Company, the Parent Guarantor and the Trustee, whereby the Company assumed the obligations of the Original Issuer under the Original Indenture and the Debt Securities issued thereunder, and (ii) the Twenty-Ninth Supplemental Indenture thereto dated as of August 16, 2017 (the “Twenty-Ninth Supplemental Indenture”), among the Company, the Parent Guarantor and the Trustee, providing for the issuance of Debt Securities of the series whose designation appears on the face hereof. The Original Indenture, as amended and supplemented by each of the Tenth Supplemental Indenture and the Twenty-Ninth Supplemental Indenture, and as may be further duly amended and supplemented in accordance with the terms thereof in relation to the Non-Call 5 Notes, is referred to herein as the “Indenture.” Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture.

The terms of the Non-Call 5 Notes include those stated in the Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Twenty-Ninth Supplemental Indenture, and those terms stated in the Twenty-Ninth Supplemental Indenture. The Non-Call 5 Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Non-Call 5 Notes are junior subordinated obligations of the Company and are not secured by any of the assets of the Company.

6.	Denominations; Transfer; Exchange.

The Non-Call 5 Notes are to be issued in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Non-Call 5 Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.	Person Deemed Owners.

The registered Holder of Non-Call 5 Notes may be treated as the owner of it for all purposes.

8.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected. Without consent of any Holder of Non-Call 5 Notes, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of Non-Call 5 Notes. Any such consent or waiver by the Holder of these Non-Call 5 Notes (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of these Non-Call 5 Notes and any Non-Call 5 Notes that may be issued in exchange or substitution herefor, irrespective of whether any notation thereof is made upon these Non-Call 5 Notes or such other Non-Call 5 Notes.

9.	Defaults and Remedies.

Certain events of bankruptcy, insolvency or reorganization involving the Company or the Parent Guarantor are Events of Default that will result in the principal amount of the Non-Call 5 Notes, together with accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the Non-Call 5 Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Non-Call 5 Notes then Outstanding may declare the principal amount of all the Non-Call 5 Notes, together with accrued and unpaid interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the Outstanding Non-Call 5 Notes, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court already rendered and if all Events of Default with respect to the Non-Call 5 Notes, other than the nonpayment of the principal, premium, if any, or accrued and unpaid interest that has become due solely by such declaration of acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Non-Call 5 Notes may not enforce the Indenture or the Non-Call 5 Notes except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Non-Call 5 Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Non-Call 5 Notes then Outstanding may direct the Trustee in its exercise of any trust or power with respect to the Non-Call 5 Notes.

Upon the occurrence and continuance of a Default, the Trustee and the holders of the Non-Call 5 Notes shall have the same rights and remedies, and shall be subject to the same limitations, restrictions, protections and exculpations, and the Company will be subject to the same obligations and restrictions, in each case, as would apply if such Default were an Event of Default or an event that after notice or lapse of time or both would become an Event of Default; provided that the principal of and accrued and unpaid interest on the Non-Call 5 Notes may not be declared immediately due and payable by reason of the occurrence and continuation of a Default, and any notice of declaration or acceleration based on such Default shall be null and void with respect to the Non-Call 5 Notes; provided, further that in case a Default has occurred and is continuing, the Trustee shall not be subject to the requirement to exercise, with respect to the Non-Call 5 Notes, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs, unless an Event of Default has occurred and is continuing.

10.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company’s Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

11.	Authentication.

These Non-Call 5 Notes shall not be valid until the Trustee signs the certificate of authentication on the other side of these Non-Call 5 Notes.

12.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Non-Call 5 Note or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

13.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Non-Call 5 Notes as a convenience to the Holders of the Non-Call 5 Notes. No representation is made as to the accuracy of such number as printed on the Non-Call 5 Notes and reliance may be placed only on the other identification numbers printed hereon.

14.	Absolute Obligation.

No reference herein to the Indenture and no provision of the Non-Call 5 Notes or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on these Non-Call 5 Notes in the manner, at the respective times, at the rate and in the coin or currency therein and herein prescribed.

15.	No Recourse.

None of the General Partner, the general partner of the Parent Guarantor, any other partner of, or other Person that owns an equity interest directly or indirectly in, the Company, the Parent Guarantor, or such general partners or any of their respective past, present or future directors, managers, officers, employees, agents, members or partners, as such, shall have any liability for any obligations of any Guarantor or the Company under the Non-Call 5 Notes, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the Non-Call 5 Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Non-Call 5 Notes.

16.	Ranking.

The Non-Call 5 Notes rank junior and subordinate in rank and priority of payment to all of the Company’s Senior Indebtedness as more fully provided in Article XII of the Indenture and Article VI of the Twenty-Ninth Supplemental Indenture. The Non-Call 5 Notes are equal in rank and right of payment in all respects and are pari passu with the Non-Call 10 Notes and the Company’s Existing Subordinated Notes.

17.	Optional Redemption.

The Non-Call 5 Notes are subject to redemption prior to final maturity at the redemption price and in the manner provided in the Indenture, including, but not limited to, the Twenty-Ninth Supplemental Indenture.

18.	Governing Law.

The Non-Call 5 Notes shall be construed in accordance with and governed by the laws of the State of New York.

19.	Guarantee.

Subject to Article XII of the Indenture and Articles VI and VIII of the Twenty-Ninth Supplemental Indenture, the Non-Call 5 Notes are fully and unconditionally guaranteed on an unsecured and junior subordinated basis by the Parent Guarantor. The Parent Guarantor’s obligations under the Guarantee rank junior and subordinate in rank and priority of payment to all of the Parent Guarantor’s Senior Indebtedness. The Parent Guarantor’s obligation under the Guarantee is equal in rank and right of payment in all respects and is pari passu with the Parent Guarantor’s guarantee of the Non-Call 10 Notes and the Company’s Existing Subordinated Notes.

20.	Reliance.

Each Holder of Non-Call 5 Notes by its acceptance hereof acknowledges that (a) such Holder has acquired such Non-Call 5 Notes in reliance upon the separateness of the Company, the Parent Guarantor, the General Partner and the general partner of the Parent Guarantor from one another and from any other Persons, including any Affiliates thereof, (b) the Company, the Parent Guarantor, the General Partner and the general partner of the Parent Guarantor have assets and liabilities that are separate from those of one another and from those of other persons, including any Affiliates thereof, (c) such Non-Call 5 Notes and other obligations owing under such Non-Call 5 Notes have not been guaranteed by any Person, other than the Parent Guarantor and only to the extent explicitly set forth herein, and (d) except as other Persons may expressly assume or guarantee any of such Non-Call 5 Notes or obligations thereunder, the Holders of such Non-Call 5 Notes shall look solely to the Company and its property and assets for the payment of any amounts payable pursuant to such Non-Call 5 Notes and for satisfaction of any obligations owing to the Holders of such Non-Call 5 Notes.

NOTATION OF GUARANTEE

The Parent Guarantor (which term includes any successor Person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Non-Call 5 Notes and all other amounts due and payable under the Indenture and the Securities by the Company.

The obligations of the Parent Guarantor to the Holders of the Non-Call 5 Notes and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture, and are subject to the provisions of Article XII of the Indenture and Articles VI and VIII of the Twenty-Ninth Supplemental Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	ENTERPRISE PRODUCTS HOLDINGS LLC, its General Partner

By:
	Name:	Bryan F. Bulawa
	Title:	Senior Vice President and Chief Financial Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –
(Cust.)
TEN ENT	– as tenants by entireties	Custodian for:
(Minor)
under Uniform Gifts to
JT TEN	– as joint tenants with right of survivorship and not as tenants in common	Minors Act of
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee the within Debt Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Debt Security on the books of the Company, with full power of substitution in the premises.

Dated
Registered Holder

SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL SECURITY1

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary

[1]	To be included in a Book-Entry Note.

Exhibit B

FORM OF NON-CALL 10 NOTE

[FACE OF SECURITY]

[THIS GLOBAL SECURITY SHALL IN ALL RESPECTS BE ENTITLED TO THE SAME BENEFITS AS DEFINITIVE DEBT SECURITIES UNDER THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) (55 WATER STREET, NEW YORK, NEW YORK 10041) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

[TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]*

Principal Amount

No.

$        [which amount may be

increased or decreased by the Schedule

of Increases and Decreases in Global Security attached hereto.]*

ENTERPRISE PRODUCTS OPERATING LLC

5.250% JUNIOR SUBORDINATED NOTES E DUE AUGUST 16, 2077

CUSIP 29379V BN2

ENTERPRISE PRODUCTS OPERATING LLC, a Texas limited liability company (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or its registered assigns, the principal sum of                      ($        ) U.S. dollars, [or such greater or lesser

*	To be included in a Book-Entry Note.

principal sum as is shown on the attached Schedule of Increases and Decreases in Global Security]*, on August 16, 2077 in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon as provided below.

From August 16, 2017 to, but not including, August 16, 2027 or an earlier Redemption Date (the “Non-Call 10 Notes Fixed Rate Period”), the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Non-Call 10 Notes Deferred Interest or overdue installment of interest hereon will bear interest at the per annum rate of 5.250% payable (subject to the provisions of the Indenture more fully described on the reverse hereof that permit the Company to elect to defer payments of interest) semi-annually in arrears on February 16 and August 16, of each year, commencing                     , through the end of the Fixed Rate Period, compounded semi-annually at such per annum rate in the case of any deferred or overdue interest. From and including August 16, 2027 to, but not including, the final maturity date hereof or an earlier Redemption Date (the “Non-Call 10 Notes Floating Rate Period”), the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Non-Call 10 Notes Deferred Interest or overdue installment of interest hereon will bear interest during each Non-Call 10 Notes Quarterly Interest Period at a floating rate based on the Non-Call 10 Notes Three-Month LIBOR Rate for such Non-Call 10 Notes Floating Rate Period, calculated pursuant to the Indenture, plus 303.3 basis points (3.033%), reset quarterly, payable (subject to the provisions of the Indenture more fully described on the reverse hereof that permit the Company to elect to defer payments of interest) quarterly in arrears on each February 16, May 16, August 16 and November 16, commencing                     , through the end of the Non-Call 10 Notes Floating Rate Period, compounded quarterly at such prevailing Non-Call 10 Notes Floating Rate in the case of any deferred or overdue interest. Payments of interest due on the Non-Call 10 Notes shall be payable to the Person in whose name such Non-Call 10 Note is registered on the Non-Call 10 Notes Regular Record Date immediately preceding the applicable Non-Call 10 Notes Interest Payment Date; provided that interest payable at final maturity or on a Redemption Date shall be paid to the Person to whom principal of the Non-Call 10 Note is payable.

Reference is made to the further provisions of the Non-Call 10 Notes set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The statements in the legends set forth in the Non-Call 10 Notes are an integral part of the terms of the Non-Call 10 Notes and, by acceptance hereof, the Holder of the Non-Call 10 Notes agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

The terms of the Indenture are incorporated herein by reference. Any term defined in the Indenture has the same meaning when used herein.

If and to the extent any provision of the Indenture limits, qualifies, or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.

The Non-Call 10 Notes shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been manually signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by its sole manager.

Dated:

ENTERPRISE PRODUCTS OPERATING LLC

By:	ENTERPRISE PRODUCTS OLPGP, INC.,
its sole manager

By:
Name:	Bryan F. Bulawa
Title:	Senior Vice President and Chief
Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of the series designated herein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF SECURITY]

ENTERPRISE PRODUCTS OPERATING LLC

5.250% JUNIOR SUBORDINATED NOTES D DUE AUGUST 16, 2077

The Non-Call 10 Notes are one of a duly authorized issue of Debt Securities of the Company issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company, the Parent Guarantor and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. The Non-Call 10 Notes are of a series designated as the 5.250% Junior Subordinated Notes E due August 16, 2077 of the Company (the “Non-Call 10 Notes”).

1.	Interest.

During the Non-Call 10 Notes Fixed Rate Period, the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Non-Call 10 Notes Deferred Interest or overdue installment of interest hereon will bear interest at the per annum rate of 5.250%, payable (subject to the provisions of the Indenture relating to interest deferrals more fully described below) semi-annually in arrears on February 16 and August 16 of each year, commencing                     , through the end of the Non-Call 10 Notes Fixed Rate Period, compounded semi-annually at such per annum rate (in the case of any deferred or overdue interest). If a Non-Call 10 Notes Interest Payment Date occurs during the Non-Call 10 Notes Fixed Rate Period on a day that is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable.

During the Non-Call 10 Notes Floating Rate Period, the outstanding principal amount hereof and (to the extent that payment of such interest is enforceable under applicable law) any Non-Call 10 Notes Deferred Interest or overdue installment of interest hereon will bear interest during each Non-Call 10 Notes Quarterly Interest Period at the applicable Non-Call 10 Notes Floating Rate for such Non-Call 10 Notes Quarterly Interest Period calculated pursuant to the Indenture, payable (subject to the provisions of the Indenture relating to interest deferrals more fully described below) quarterly in arrears on each Non-Call 10 Notes Quarterly Interest Payment Date (as defined below) through the end of the Non-Call 10 Notes Floating Rate Period, compounded quarterly at such prevailing Non-Call 10 Notes Floating Rate (in the case of any deferred or overdue interest). “Non-Call 10 Notes Quarterly Interest Payment Date” means each February 16, May 16, August 16, and November 16 during the Non-Call 10 Notes Floating Rate Period, commencing                     ; provided, however, that if any such day (other than on August 16, 2077 or an earlier Redemption Date) is not Business Day, then the Non-Call 10 Notes Quarterly Interest Payment Date shall be the next day that is a Business Day, except that if such next day that is a Business Day falls in the next succeeding calendar month, then such payment shall be made on the immediately preceding Business Day.

During the Non-Call 10 Notes Fixed Rate Period, the amount of interest payable on any Non-Call 10 Notes Semi-Annual Interest Payment Date will be computed on the basis of a 360-day year of twelve 30-day months. During the Non-Call 10 Notes Floating Rate Period, the amount of interest payable on any Non-Call 10 Notes Quarterly Interest Payment Date will be computed on the basis of the actual number of days elapsed during the immediately prior Non-Call 10 Notes Quarterly Interest Period (determined by including the first day of the Non-Call 10 Notes Quarterly Interest Period and excluding the last day of the Non-Call 10 Notes Quarterly Interest Period) divided by 360.

2.	Optional Deferral of Interest.

Subject to the terms of the Indenture, the Company shall have the right, at any time and from time to time during the term of the Non-Call 10 Notes, to elect to defer payment of all or any portion of any Non-Call 10 Notes Current Interest or Non-Call 10 Notes Deferred Interest otherwise due on the Non-Call 10 Notes on any Non-Call 10 Notes Interest Payment Date. No interest on the Non-Call 10 Notes shall be due and payable on any Non-Call 10 Notes Interest Payment Date during a Non-Call 10 Notes Optional Deferral Period; however, interest shall accrue on the Non-Call 10 Notes during such period in accordance with the Twenty-Ninth Supplemental Indenture and these Non-Call 10 Notes.

3.	Method of Payment.

The Company shall pay interest on the Non-Call 10 Notes (except Defaulted Interest) to the Persons who are the registered Holders at the close of business on the Non-Call 10 Notes Regular Record Date immediately preceding the applicable Non-Call 10 Notes Interest Payment Date. The Company shall pay principal, premium, if any, and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Non-Call 10 Notes in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Company maintained for such purpose within The City of New York, which initially will be Wells Fargo Bank, National Association at Corporate Trust, Municipal & Escrow Solutions, 150 East 42nd Street, 40th Floor, New York, New York 10017, or, at the option of the Company, payment of interest may be made by check mailed to the Holders on the relevant Non-Call 10 Notes Regular Record Date at their addresses set forth in the Debt Security Register of Holders or at the option of the Holder, payment of interest on the Non-Call 10 Notes in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the paying agent. The Holder must surrender these Non-Call 10 Notes to a paying agent to collect payment of principal.

4.	Paying Agent and Registrar.

Initially, Wells Fargo Bank, National Association will act as paying agent and Registrar. The Company may change any paying agent or Registrar at any time upon notice to the Trustee and the Holders. The Company may act as paying agent.

5.	Indenture.

The Non-Call 10 Notes are one of a duly authorized issue of Debt Securities of the Company issued, or to be issued, under the Indenture, dated as of October 4, 2004 (the “Original Indenture”) among Enterprise Products Operating L.P., as issuer (the “Original Issuer”), Enterprise Products Partners L.P., as parent guarantor (the “Parent Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by each of (i) the Tenth Supplemental Indenture thereto dated as of June 30, 2007 (the “Tenth Supplemental Indenture”), among the Original Issuer, the Company, the Parent Guarantor and the Trustee, whereby the Company assumed the obligations of the Original Issuer under the Original Indenture and the Debt Securities issued thereunder, and (ii) the Twenty-Ninth Supplemental Indenture thereto dated as of August 16, 2017 (the “Twenty-Ninth Supplemental Indenture”), among the Company, the Parent Guarantor and the Trustee, providing for the issuance of Debt Securities of the series whose designation appears on the face hereof. The Original Indenture, as amended and supplemented by each of the Tenth Supplemental Indenture and the Twenty-Ninth Supplemental Indenture, and as may be further duly amended and supplemented in accordance with the terms thereof in relation to the Non-Call 10 Notes, is referred to herein as the “Indenture.” Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture.

The terms of the Non-Call 10 Notes include those stated in the Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Twenty-Ninth Supplemental Indenture, and those terms stated in the Twenty-Ninth Supplemental Indenture. The Non-Call 10 Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Non-Call 10 Notes are junior subordinated obligations of the Company and are not secured by any of the assets of the Company.

6.	Denominations; Transfer; Exchange.

The Non-Call 10 Notes are to be issued in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of, or exchange, Non-Call 10 Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

7.	Person Deemed Owners.

The registered Holder of Non-Call 10 Notes may be treated as the owner of it for all purposes.

8.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected. Without consent of any Holder of Non-Call 10 Notes, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of Non-Call 10 Notes. Any such consent or waiver by the Holder of these Non-Call 10 Notes (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of these Non-Call 10 Notes and any Non-Call 10 Notes that may be issued in exchange or substitution herefor, irrespective of whether any notation thereof is made upon these Non-Call 10 Notes or such other Non-Call 10 Notes.

9.	Defaults and Remedies.

Certain events of bankruptcy, insolvency or reorganization involving the Company or the Parent Guarantor are Events of Default that will result in the principal amount of the Non-Call 10 Notes, together with accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the Non-Call 10 Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Non-Call 10 Notes then Outstanding may declare the principal amount of all the Non-Call 10 Notes, together with accrued and unpaid interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the Outstanding Non-Call 10 Notes, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court already rendered and if all Events of Default with respect to the Non-Call 10 Notes, other than the nonpayment of the principal, premium, if any, or accrued and unpaid interest that has become due solely by such declaration of acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of Non-Call 10 Notes may not enforce the Indenture or the Non-Call 10 Notes except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the Non-Call 10 Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Non-Call 10 Notes then Outstanding may direct the Trustee in its exercise of any trust or power with respect to the Non-Call 10 Notes.

Upon the occurrence and continuance of a Default, the Trustee and the holders of the Non-Call 10 Notes shall have the same rights and remedies, and shall be subject to the same limitations, restrictions, protections and exculpations, and the Company will be subject to the same obligations and restrictions, in each case, as would apply if such Default were an Event of Default or an event that after notice or lapse of time or both would become an Event of Default; provided that the principal of and accrued and unpaid interest on the Non-Call 10 Notes may not be declared immediately due and payable by reason of the occurrence and continuation of a Default, and any notice of declaration or acceleration based on such Default shall be null and void with respect to the Non-Call 10 Notes; provided, further that in case a Default has occurred and is continuing, the Trustee shall not be subject to the requirement to exercise, with respect to the Non-Call 10 Notes, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs, unless an Event of Default has occurred and is continuing.

10.	Trustee Dealings with Company.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company’s Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

11.	Authentication.

These Non-Call 10 Notes shall not be valid until the Trustee signs the certificate of authentication on the other side of these Non-Call 10 Notes.

12.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Non-Call 10 Note or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

13.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Non-Call 10 Notes as a convenience to the Holders of the Non-Call 10 Notes. No representation is made as to the accuracy of such number as printed on the Non-Call 10 Notes and reliance may be placed only on the other identification numbers printed hereon.

14.	Absolute Obligation.

No reference herein to the Indenture and no provision of the Non-Call 10 Notes or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on these Non-Call 10 Notes in the manner, at the respective times, at the rate and in the coin or currency therein and herein prescribed.

15.	No Recourse.

None of the General Partner, the general partner of the Parent Guarantor, any other partner of, or other Person that owns an equity interest directly or indirectly in, the Company, the Parent Guarantor, or such general partners or any of their respective past, present or future directors, managers, officers, employees, agents, members or partners, as such, shall have any liability for any obligations of any Guarantor or the Company under the Non-Call 10 Notes, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the Non-Call 10 Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Non-Call 10 Notes.

16.	Ranking.

The Non-Call 10 Notes rank junior and subordinate in rank and priority of payment to all of the Company’s Senior Indebtedness as more fully provided in Article XII of the Indenture and Article VII of the Twenty-Ninth Supplemental Indenture. The Non-Call 10 Notes are equal in rank and right of payment in all respects and are pari passu with the Non-Call 5 Notes and the Company’s Existing Subordinated Notes.

17.	Optional Redemption.

The Non-Call 10 Notes are subject to redemption prior to final maturity at the redemption price and in the manner provided in the Indenture, including, but not limited to, the Twenty-Ninth Supplemental Indenture.

18.	Governing Law.

The Non-Call 10 Notes shall be construed in accordance with and governed by the laws of the State of New York.

19.	Guarantee.

Subject to Article XII of the Indenture and Articles VII and VIII of the Twenty-Ninth Supplemental Indenture, the Non-Call 10 Notes are fully and unconditionally guaranteed on an unsecured and junior subordinated basis by the Parent Guarantor. The Parent Guarantor’s obligations under the Guarantee rank junior and subordinate in rank and priority of payment to all of the Parent Guarantor’s Senior Indebtedness. The Parent Guarantor’s obligation under the Guarantee is equal in rank and right of payment in all respects and is pari passu with the Parent Guarantor’s guarantee of the Non-Call 5 Notes and the Company’s Existing Subordinated Notes.

20.	Reliance.

Each Holder of Non-Call 10 Notes by its acceptance hereof acknowledges that (a) such Holder has acquired such Non-Call 10 Notes in reliance upon the separateness of the Company, the Parent Guarantor, the General Partner and the general partner of the Parent Guarantor from one another and from any other Persons, including any Affiliates thereof, (b) the Company, the Parent Guarantor, the General Partner and the general partner of the Parent Guarantor have assets and liabilities that are separate from those of one another and from those of other persons, including any Affiliates thereof, (c) such Non-Call 10 Notes and other obligations owing under such Non-Call 10 Notes have not been guaranteed by any Person, other than the Parent Guarantor and only to the extent explicitly set forth herein, and (d) except as other Persons may expressly assume or guarantee any of such Non-Call 10 Notes or obligations thereunder, the Holders of such Non-Call 10 Notes shall look solely to the Company and its property and assets for the payment of any amounts payable pursuant to such Non-Call 10 Notes and for satisfaction of any obligations owing to the Holders of such Non-Call 10 Notes.

NOTATION OF GUARANTEE

The Parent Guarantor (which term includes any successor Person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Non-Call 10 Notes and all other amounts due and payable under the Indenture and the Securities by the Company.

The obligations of the Parent Guarantor to the Holders of the Non-Call 10 Notes and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article XIV of the Indenture, and are subject to the provisions of Article XII of the Indenture and Articles VII and VIII of the Twenty-Ninth Supplemental Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee.

ENTERPRISE PRODUCTS PARTNERS L.P.

By:	ENTERPRISE PRODUCTS HOLDINGS LLC,
its General Partner

By:
	Name:	Bryan F. Bulawa
	Title:	Senior Vice President and Chief Financial Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –
(Cust.)
TEN ENT	– as tenants by entireties	Custodian for:
(Minor)
under Uniform Gifts to
JT TEN	– as joint tenants with right of survivorship and not as tenants in common	Minors Act of
(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee the within Debt Security and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Debt Security on the books of the Company, with full power of substitution in the premises.

Dated
Registered Holder

SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL SECURITY2

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary

[2]	To be included in a Book-Entry Note.